CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $1.60 per share	29,000,000	$23.89	$692,810,000(1)	$80,504.52(2)

(1)	Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (based on the average high and low prices of the Common Stock, as reported on the New York Stock Exchange on June 10, 2015), solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(2)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-183964

Prospectus Supplement

June 11, 2015

(To Prospectus Dated September 18, 2012)

29,000,000 Shares

NEWMONT MINING CORPORATION

Common Stock

We are offering 29,000,000 shares of our common stock. Our common stock is listed on the New York Stock Exchange under the symbol “NEM.” The last reported sale price of our common stock on the New York Stock Exchange on June 10, 2015 was $23.70 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters have agreed to purchase the shares of our common stock from us at a price of $23.30 per share, which will result in approximately $676 million of proceeds to us, before expenses. The underwriters may offer the shares of our common stock in transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of the sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting.”

The shares of our common stock will be ready for delivery on or about June 15, 2015.

Citigroup	J.P. Morgan

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, these shares of our common stock only in jurisdictions where such offers and sales are permitted. You should not assume that the information provided by this prospectus supplement and the accompanying prospectus or the documents incorporated by reference in this document is accurate as of any date other than their respective dates. Our business, financial condition, results of operations or prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes certain matters relating to Newmont Mining Corporation and this offering. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the shares of common stock offered by this prospectus supplement and accompanying prospectus. For information about our common stock, see “Description of Common Stock” in this prospectus supplement and “Description of Capital Stock” in the accompanying prospectus. When we refer to this “document,” we mean this prospectus supplement and the accompanying prospectus, unless the context otherwise requires.

Before you invest in our common stock, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference herein that are described under the heading “Where You Can Find More Information.”

If the information set forth in this prospectus supplement varies in any way from the information set forth in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information set forth in this prospectus supplement varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document.

Unless we have indicated otherwise, or the context otherwise requires, references in this document to “Newmont,” “the Company,” “we,” “us,” “our Company” or “our” refer to Newmont Mining Corporation and its consolidated subsidiaries, except where it is clear that such terms refer to Newmont Mining Corporation only.

References in this document to “attributable ounces” or “attributable pounds” mean that portion of gold or copper produced, sold or included in proven and probable reserves that is attributable to our ownership or economic interest.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement to “$” or “dollar” are to the lawful currency of the United States.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement (including information incorporated by reference herein) are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provided for under these sections. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)”, “estimate(s)”, “should”, “intend(s)” and similar expressions are intended to identify forward-looking statements. Our forward-looking statements may include, without limitation:

•	estimates regarding future earnings and the sensitivity of earnings to gold and other metal prices;

•	estimates of future mineral production and sales;

•	estimates of future production costs, other expenses and taxes for specific operations and on a consolidated basis;

•	estimates of future cash flows and the sensitivity of cash flows to gold and other metal prices;

•	estimates of future capital expenditures, construction, production or closure activities and other cash needs, for specific operations and on a consolidated basis, and expectations as to the funding or timing thereof;

•	estimates as to the projected development of certain ore deposits, including the timing of such development, the costs of such development and other capital costs, financing plans for these deposits and expected production commencement dates;

•	estimates of reserves and statements regarding future exploration results and reserve replacement and the sensitivity of reserves to metal price changes;

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•	statements regarding the availability of, and, terms and costs related to, future borrowing, debt repayment and financing;

•	estimates regarding future exploration expenditures, results and reserves;

•	statements regarding fluctuations in financial and currency markets;

•	estimates regarding potential cost savings, productivity, operating performance, and ownership and cost structures;

•	expectations regarding the completion and timing of acquisitions or divestitures and projected benefits, synergies and costs associated with acquisitions and related matters, including the CC&V Acquisition (as defined below);

•	expectations regarding the start-up time, design, mine life, production and costs applicable to sales and exploration potential of our projects;

•	statements regarding modifications to hedge and derivative positions;

•	statements regarding political, economic or governmental conditions and environments;

•	statements regarding future transactions;

•	statements regarding the impacts of changes in the legal and regulatory environment in which we operate;

•	estimates of future costs and other liabilities for certain environmental matters;

•	estimates of income taxes; and

•	estimates of pension and other post-retirement costs.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Such risks include, but are not limited to:

•	the price of gold, copper and other commodities;

•	the cost of operations;

•	currency fluctuations;

•	geological and metallurgical assumptions;

•	operating performance of equipment, processes and facilities;

•	labor relations;

•	timing of receipt of necessary governmental permits or approvals;

•	domestic and foreign laws or regulations, particularly relating to the environment and mining;

•	changes in tax laws;

•	domestic and international economic and political conditions;

•	our ability to obtain or maintain necessary financing; and

•	other risks and hazards associated with mining operations.

The forward looking statements contained in documents incorporated by reference herein are more specifically indicated in those documents. More detailed information regarding these factors is included in the sections titled “Risk Factors” beginning on page S-4 of this prospectus supplement and “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as

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applicable in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 and in our Annual Report on Form 10-K for the year ended December 31, 2014, each of which is incorporated by reference in this prospectus supplement and in our reports and other documents on file with the SEC. Many of these factors are beyond our ability to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements.

All subsequent written and oral forward-looking statements attributable to Newmont or to persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We disclaim any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing in the common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors,” our financial statements and the notes thereto incorporated by reference into this prospectus supplement, other documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Our Company

Newmont Mining Corporation is primarily a gold producer with significant operations and/or assets in the United States, Australia, Peru, Indonesia, Ghana and New Zealand. At December 31, 2014, Newmont had attributable proven and probable gold reserves of 82.2 million ounces and an aggregate land position of approximately 20,000 square miles (52,000 square kilometers). Newmont is also engaged in the production of copper, principally through Batu Hijau in Indonesia, Boddington in Australia and Phoenix in the United States.

Products

Gold

We had consolidated gold production of 5.2 million ounces (4.8 million attributable ounces) in 2014, 5.5 million ounces (5.1 million attributable ounces) in 2013 and 5.6 million ounces (5.0 million attributable ounces) in 2012. We had consolidated gold production of 1.4 million ounces (1.2 million attributable ounces) in the three months ended March 31, 2015 and 1.3 million ounces (1.2 million attributable ounces) in the three months ended March 31, 2014. For 2014, 2013 and 2012, 90%, 91% and 91%, respectively, of our Sales were attributable to gold. For the three months ended March 31, 2015 and March 31, 2014, 83% and 94%, respectively, of our Sales were attributable to gold. Of our 2014 consolidated gold production, approximately 31% came from North America, 19% from South America, 32% from Australia/New Zealand, 1% from Indonesia, and 17% from Africa. Of our consolidated gold production in the three months ended March 31, 2015, approximately 30% came from North America, 18% from South America, 28% from Australia/New Zealand, 8% from Indonesia and 16% from Africa.

Copper

We had consolidated copper production of 271 million pounds (191 million attributable pounds) in 2014, 262 million pounds (179 million attributable pounds) in 2013 and 254 million pounds (173 million attributable pounds) in 2012. We had consolidated copper production of 139 million pounds (83 million attributable pounds) in the three months ended March 31, 2015 and 77 million pounds (52 million attributable pounds) in the three months ended March 31, 2014. Copper sales are in the form of concentrate that is sold to smelters for further treatment and refining, and cathode. For 2014, 2013 and 2012, 10%, 9% and 9%, respectively, of our Sales were attributable to copper. For the three months ended March 31, 2015 and March 31, 2014, 17% and 6%, respectively, of our Sales were attributable to copper.

Recent Developments

Pending CC&V Acquisition

On June 8, 2015, we announced the signing of a definitive purchase agreement (the “Agreement”) to acquire 100% of the interest in Cripple Creek & Victor (“CC&V”) gold mine in Colorado (the “CC&V Acquisition”) from subsidiaries of AngloGold Ashanti Ltd. (“AngloGold”). Pursuant to the Agreement, Newmont will purchase the producing operation for $820 million in cash at closing (subject to customary adjustments), plus a 2.5 percent net smelter return (“NSR”) royalty for gold production from potential future underground ore.

The transaction is expected to close in the third quarter of 2015. Closing of the transaction is subject to receipt of antitrust clearance in the United States under the Hart–Scott–Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and the rules promulgated thereunder and of approval from the South African Reserve Bank as required in accordance with the Exchange Control Regulations of the Republic of South Africa, as well as the satisfaction or waiver of other customary closing conditions. The CC&V Acquisition is anticipated to be funded with net proceeds generated from this offering, and supplemented with cash from Newmont’s balance sheet.

Located near Colorado Springs in Teller County, Colorado, with current operations permitted through 2026, a robust environmental track record, an experienced non-union workforce and a long history of community support, CC&V has been in operation since 1995. CC&V is a surface mine with heap leach operations that provides ore to a crusher and a leach facility.

An expansion project at CC&V, which will extend CC&V’s estimated mine life to at least 2026, includes the construction of a new leach pad, mill and recovery plant. The capital to complete the expansion is estimated to be approximately $585 million and approximately two-thirds of capital costs have been spent as of the first quarter of 2015. The mill was mechanically completed in the first quarter of 2015. Mill commissioning and ramp up of production will continue through the remainder of 2015. The new leach pad and the recovery plant are expected to be commissioned during the second half of 2016. CC&V also has potential for open pit and underground extensions.

Gold production is expected to average between 350,000 to 400,000 ounces of gold per year in 2016 and 2017. Costs applicable to sales are expected to be between $725 to $775 per ounce and all-in sustaining cost are expected to be between $825 to $875 per ounce in 2016 and 2017.

Dividends

A regular quarterly dividend of $0.025 per share was declared on April 21, 2015, payable on June 25, 2015, to holders of record at the close of business on June 11, 2015. The shares you will receive on settlement of this offering are not entitled to receive such dividend because they will not be held at the close of business on June 11, 2015.

Additional Information

Our principal executive offices are located at 6363 South Fiddler’s Green Circle, Greenwood Village, Colorado 80111. Our telephone number is (303) 863-7414. We maintain a website at http://www.newmont.com. Information presented on or accessed through our website is not incorporated into, or made part of, this prospectus supplement or the accompanying prospectus.

The Offering

Issuer	Newmont Mining Corporation

Common stock offered	29,000,000 Shares

Common stock to be outstanding after the offering	529,046,104 shares(1)

Use of proceeds	We intend to use the net proceeds from this offering to fund the CC&V Acquisition, supplemented with cash from our balance sheet. Until the CC&V Acquisition is completed, we intend to place the net proceeds from this offering in short-term liquid investments. If the CC&V Acquisition is not completed, we intend to use the net proceeds from this offering for general corporate purposes (which may include repaying debt, funding exploration, developing our project pipeline, paying dividends or other forms of capital return to shareholders).

Risk factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in shares of our common stock.

NYSE symbol	NEM

(1)	The number of shares of common stock that will be outstanding after this offering is based on the number of shares outstanding as of May 31, 2015, and excludes:

•	2,440,663 shares of common stock issuable upon exercise of outstanding options granted under the 2005 Stock Incentive Plan as of May 31, 2015 at a weighted average exercise price of $48.17 per share;

•	2,657,118 and 175,745 shares of common stock issuable pursuant to restricted stock units granted under the 2013 Stock Incentive Plan and the 2005 Stock Incentive Plan, respectively, as of May 31, 2015;

•	2,510,398 shares of common stock issuable pursuant to performance leveraged stock units (PSUs) granted under the 2013 Stock Incentive Plan, as of May 31, 2015;

•	78,455 and 69,541 shares of common stock issuable pursuant to director stock units granted under the 2013 Stock Incentive Plan and the 2005 Stock Incentive Plan, respectively, as of May 31, 2015;

•	14,960,735 shares that may be issued in connection with the conversion of the 2017 Convertible Senior Notes; and

•	13,009,335 shares of common stock underlying warrants outstanding as of May 31, 2015 at a weighted average exercise price of $57.65 per share.

For additional information, see “Risk Factors—Risks Related to This Offering and Our Common Stock—There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock” and “Capitalization.”

RISK FACTORS

Our business activities are subject to significant risks, including those described below. You should carefully consider the risks described in our Annual Report on Form 10-K for the year ended December 31, 2014, as updated and supplemented by the discussion below, before making an investment decision. If any of the described risks actually occurs, our business, financial position and results of operations could be materially adversely affected. Such risks are not the only ones we face and additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below and elsewhere in this prospectus supplement. See “Forward-Looking Statements.”

Risks Related to Our Business

A substantial or extended decline in gold or copper prices would have a material adverse effect on Newmont.

Our business is dependent on the prices of gold and copper, which fluctuate on a daily basis and are affected by numerous factors beyond our control. Factors tending to influence prices include:

•	Gold sales, purchases or leasing by governments and central banks;

•	Speculative short positions taken by significant investors or traders in gold or copper;

•	The relative strength of the U.S. dollar;

•	The monetary policies employed by the world’s major Central Banks;

•	The fiscal policies employed by the world’s major industrialized economies;

•	Expectations of the future rate of inflation;

•	Interest rates;

•	Recession or reduced economic activity in the United States, China, India and other industrialized or developing countries;

•	Decreased industrial, jewelry or investment demand;

•	Increased import and export taxes;

•	Increased supply from production, disinvestment and scrap;

•	Forward sales by producers in hedging or similar transactions; and

•	Availability of cheaper substitute materials.

Any decline in our realized gold or copper price adversely impacts our revenues, net income and operating cash flows, particularly in light of our strategy of not engaging in hedging transactions with respect to gold or copper sales. We have recorded asset write-downs in the past and may experience additional write-downs as a result of lower gold or copper prices in the future.

In addition, sustained lower gold or copper prices can:

•	Reduce revenues further through production declines due to cessation of the mining of deposits, or portions of deposits, that have become uneconomic at sustained lower gold or copper prices;

•	Reduce or eliminate the profit that we currently expect from ore stockpiles and ore on leach pads and increase the likelihood and amount that the Company might be required to record as an impairment charge related to the carrying value of its stockpiles;

•	Halt or delay the development of new projects;

•	Reduce funds available for exploration and advanced projects with the result that depleted reserves may not be replaced; and

•	Reduce existing reserves by removing ores from reserves that can no longer be economically processed at prevailing prices.

We may be unable to replace gold and copper reserves as they become depleted.

Gold and copper producers must continually replace reserves depleted by production to maintain production levels over the long term and provide a return on invested capital. Depleted reserves can be replaced in several ways, including expanding known ore bodies, by locating new deposits, or acquiring interests in reserves from third parties. Exploration is highly speculative in nature, involves many risks and uncertainties and is frequently unsuccessful in discovering significant mineralization. Accordingly, our current or future exploration programs may not result in new mineral producing operations. Even if significant mineralization is discovered, it will likely take many years from the initial phases of exploration until commencement of production, during which time the economic feasibility of production may change.

We may consider, from time to time, the acquisition of ore reserves from others related to development properties and operating mines. Such acquisitions, including the pending CC&V Acquisition, are typically based on an analysis of a variety of factors including historical operating results, estimates of and assumptions regarding the extent of ore reserves, the timing of production from such reserves and cash and other operating costs. Other factors that affect our decision to make any such acquisitions, including the pending CC&V Acquisition, may also include our assumptions for future gold or copper prices or other mineral prices and the projected economic returns and evaluations of existing or potential liabilities associated with the property and its operations and projections of how these may change in the future. In addition, in connection with any acquisitions we may rely on data and reports prepared by third parties and which may contain information or data that we are unable to independently verify or confirm. Other than historical operating results, all of these factors are uncertain and may have an impact on our revenue, our cash flow and other operating issues, as well as contributing to the uncertainties related to the process used to estimate ore reserves. In addition, there may be intense competition for the acquisition of attractive mining properties.

As a result of these uncertainties, our exploration programs and any acquisitions which we may pursue may not result in the expansion or replacement of our current production with new ore reserves or operations, which could have a material adverse effect on our business, prospects, results of operations and financial position.

Estimates of proven and probable reserves and mineralized material are uncertain and the volume and grade of ore actually recovered may vary from our estimates.

The reserves stated in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this prospectus supplement, represent the amount of gold and copper that we estimated, at December 31, 2014, could be economically and legally extracted or produced at the time of the reserve determination. Estimates of proven and probable reserves are subject to considerable uncertainty. Such estimates are, to a large extent, based on the prices of gold and copper and interpretations of geologic data obtained from drill holes and other exploration techniques, which data may not necessarily be indicative of future results. Producers use feasibility studies to derive estimates of capital and operating costs based upon anticipated tonnage and grades of ore to be mined and processed, the predicted configuration of the ore body, expected recovery rates of metals from the ore, the costs of comparable facilities, the costs of operating and processing equipment and other factors. Actual operating and capital cost and economic returns on projects may differ significantly from original estimates. Further, it may take many years from the initial phases of exploration until commencement of production, during which time, the economic feasibility of production may change.

Additionally, the term “mineralized material” as used in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this prospectus supplement, does not indicate proven and probable reserves as defined by the SEC or the Company’s standards. Estimates of mineralized material are subject to further exploration and development, and are, therefore, subject to considerable uncertainty. Despite the Company’s history of converting a substantial portion of mineralized material to reserves through additional drilling and study work, the Company cannot be certain that any part or parts of the mineralized material deposit will ever be confirmed or converted into SEC Industry Guide 7 compliant reserves or that mineralized material can be economically or legally extracted.

In addition, if the price of gold or copper declines from recent levels, if production costs increase or recovery rates decrease or if applicable laws and regulations are adversely changed, we can offer no assurance that the indicated level of recovery will be realized or that mineral reserves or mineralized material as reported in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this prospectus supplement, can be mined or processed profitably. If we determine that certain of our ore reserves have become uneconomic, this may ultimately lead to a reduction in our aggregate reported reserves and mineralized material. Consequently, if our actual mineral reserves and mineralized material are less than current estimates, our business, prospects, results of operations and financial position may be materially impaired.

Increased operating and capital costs could affect our profitability.

Costs at any particular mining location are subject to variation due to a number of factors, such as variable ore grade, changing metallurgy and revisions to mine plans in response to the physical shape and location of the ore body, as well as the age and utilization rates for the mining and processing related facilities and equipment. In addition, costs are affected by the price and availability of input commodities, such as fuel, electricity, labor, chemical reagents, explosives, steel and concrete and mining and processing related equipment and facilities. Commodity costs are, at times, subject to volatile price movements, including increases that could make production at certain operations less profitable. Further, changes in laws and regulations can affect commodity prices, uses and transport. Reported costs may also be affected by changes in accounting standards. A material increase in costs at any significant location could have a significant effect on our profitability and operating cash flow.

We could have significant increases in capital and operating costs over the next several years in connection with the development of new projects in challenging jurisdictions and in the sustaining and/or expansion of existing mining and processing operations. Costs associated with capital expenditures have escalated on an industry-wide basis over the last several years, as a result of factors beyond our control, including the prices of steel and other commodities and labor, as well as the demand for certain mining and processing equipment. Increased capital expenditures may have an adverse effect on the profitability of and cash flow generated from existing operations, as well as the economic returns anticipated from new projects.

Estimates relating to new development projects are uncertain and we may incur higher costs and lower economic returns than estimated.

Mine development projects typically require a number of years and significant expenditures during the development phase before production is possible. Such projects could experience unexpected problems and delays during development, construction and mine start-up.

Our decision to develop a project is typically based on the results of feasibility studies, which estimate the anticipated economic returns of a project. The actual project profitability or economic feasibility may differ from such estimates as a result of any of the following factors, among others:

•	Changes in tonnage, grades and metallurgical characteristics of ore to be mined and processed;

•	Changes in input commodity and labor costs;

•	The quality of the data on which engineering assumptions were made;

•	Adverse geotechnical conditions;

•	Availability of adequate and skilled labor force;

•	Availability, supply and cost of water and power;

•	Fluctuations in inflation and currency exchange rates;

•	Availability and terms of financing;

•	Delays in obtaining environmental or other government permits or approvals or changes in the laws and regulations related to our operations or project development;

•	Changes in tax laws, the laws and/or regulations around royalties and other taxes due to the regional and national governments and royalty agreements;

•	Weather or severe climate impacts, including without limitation, prolonged or unexpected precipitation and/or sub-zero temperatures; and

•	Potential delays relating to social and community issues, including, without limitation, issues resulting in protests, road blockages or work stoppages.

Our future development activities may not result in the expansion or replacement of current production with new production, or one or more of these new production sites or facilities may be less profitable than currently anticipated or may not be profitable at all, any of which could have a material adverse effect on our results of operations and financial position.

We may experience increased costs or losses resulting from the hazards and uncertainties associated with mining.

The exploration for natural resources and the development and production of mining operations are activities that involve a high level of uncertainty. These can be difficult to predict and are often affected by risks and hazards outside of our control. These factors include, but are not limited to:

•	Environmental hazards, including discharge of metals, concentrates, pollutants or hazardous chemicals;

•	Industrial accidents, including in connection with the operation of mining transportation equipment, milling equipment and/or conveyor systems and accidents associated with the preparation and ignition of large-scale blasting operations, milling, processing and transportation of chemicals, explosions or other materials;

•	Surface or underground fires or floods;

•	Unexpected geological formations or conditions (whether in mineral or gaseous form);

•	Ground and water conditions;

•	Fall-of-ground accidents in underground operations;

•	Failure of mining pit slopes and tailings dam walls;

•	Seismic activity; and

•	Other natural phenomena, such as lightning, cyclonic or tropical storms, floods or other inclement weather conditions.

The occurrence of one or more of these events in connection with our exploration activities and development and production of mining operations may result in the death of, or personal injury to, our employees, other personnel or third parties, the loss of mining equipment, damage to or destruction of mineral properties or production facilities, monetary losses, deferral or unanticipated fluctuations in production, environmental damage and potential legal liabilities, all of which may adversely affect our reputation, business, prospects, results of operations and financial position.

Our business is subject to U.S. Foreign Corrupt Practices Act and other extraterritorial and domestic anti-bribery laws, a breach or violation of which could lead to civil and criminal fines and penalties, loss of licenses or permits and other collateral consequences and reputational harm.

We operate in certain jurisdictions that have experienced governmental and private sector corruption to some degree, and, in certain circumstances, compliance with anti-bribery laws and heightened expectations of enforcement authorities may be in tension with certain local customs and practices. For example, the U.S. Foreign Corrupt Practices Act and other laws with extraterritorial reach, including the U.K. Bribery Act, and anti-bribery laws in other jurisdictions in which we operate generally prohibit companies and their intermediaries from making improper payments for the purpose of obtaining or retaining business or other commercial advantage. We have an ethics and compliance program which includes our Code of Conduct, Business Integrity Policy and other policies and standards, all of which mandate compliance with these anti-bribery laws by the Company and its subsidiaries and its and their personnel. Our program also includes a well-publicized hot line for raising issues and processes for investigating such issues and assurances of non-retaliation for persons who in good faith raise concerns. We report regularly to the Audit Committee of our Board of Directors on such program. There can be no assurance that Newmont’s internal control policies and procedures always will protect it from misinterpretation of or noncompliance with applicable laws and internal policies, recklessness, fraudulent behavior, dishonesty or other inappropriate acts committed by the Company’s affiliates, employees, agents or associated persons for which we might be claimed to be responsible. As such, our corporate policies and processes may not prevent or detect all potential breaches of law or other governance practices. We occasionally identify or are apprised of information or allegations that certain employees, affiliates, agents or associated persons may have engaged in unlawful conduct for which we might be held responsible. Our policy when receiving credible information or allegations is to conduct internal investigations and compliance reviews to evaluate that information, determine compliance with applicable anti-bribery laws and regulations and company policies and take such remedial steps as may be warranted. In appropriate circumstances, we communicate with authorities in the United States and elsewhere about those investigations and reviews. Violations of these laws, or allegations of such violations, could lead to substantial civil and criminal fines and penalties, litigation, loss of operating licenses or permits and other collateral consequences, and may damage the Company’s reputation, which could have a material adverse effect on our business, financial position and results of operations or cause the market value of our common shares to decline.

Shortages of critical parts and equipment may adversely affect our operations and development projects.

The mining industry has been impacted, from time to time, by increased demand for critical resources such as input commodities, drilling equipment, trucks, shovels and tires. These shortages have, at times, impacted the efficiency of our operations, and resulted in cost increases and delays in construction of projects; thereby impacting operating costs, capital expenditures and production and construction schedules.

Mining companies are increasingly required to consider and provide benefits to the communities and countries in which they operate, and are subject to extensive environmental, health and safety laws and regulations.

As a result of public concern about the real or perceived detrimental effects of economic globalization and global climate impacts, businesses generally and large multinational corporations in natural resources industries, such as Newmont, in particular, face increasing public scrutiny of their activities. These businesses are under pressure to demonstrate that, as they seek to generate satisfactory returns on investment to shareholders, other stakeholders, including employees, governments, communities surrounding operations and the countries in which they operate, benefit and will continue to benefit from their commercial activities. Such pressures tend to be particularly focused on companies whose activities are perceived to have a high impact on their social and physical environment. The potential consequences of these pressures include reputational damage, legal suits, increasing social investment obligations and pressure to increase taxes and royalties payable to governments and communities.

In addition, our ability to successfully obtain key permits and approvals to explore for, develop and operate mines and to successfully operate in communities around the world will likely depend on our ability to develop, operate and close mines in a manner that is consistent with the creation of social and economic benefits in the surrounding communities, which may or may not be required by law. Our ability to obtain permits and approvals and to successfully operate in particular communities may be adversely impacted by real or perceived detrimental events associated with our activities or those of other mining companies affecting the environment, human health and safety of communities in which we operate. Delays in obtaining or failure to obtain government permits and approvals may adversely affect our operations, including our ability to explore or develop properties, commence production or continue operations. Key permits and approvals may be revoked or suspended or may be varied in a manner that adversely affects our operations, including our ability to explore or develop properties, commence production or continue operations.

Our exploration, development, mining and processing operations are subject to extensive laws and regulations governing worker health and safety and land use and the protection of the environment, which generally apply to air and water quality, protection of endangered, protected or other specified species, hazardous waste management and reclamation. For example, in May 2015, the U.S. Department of the Interior released a plan to protect the greater sage grouse, a species whose natural habitat is found across much of the western United States. The U.S. Department of the Interior’s plan is intended to guide conservation efforts on approximately 70 million acres of national public lands, including in Nevada. No assurances can be made that restrictions relating to conservation will not have an adverse impact on our growth plans or not result in delays in project development, constraints on exploration and constraints on operations in impacted areas. Additionally, the U.S. Fish and Wildlife Service is required to issue a final decision regarding the status of the greater sage grouse under the U.S. Endangered Species Act by the end of September 2015. Inclusion of the greater sage grouse on the endangered species list could negatively impact our ability to develop and operate mines in northern Nevada, particularly on mining claims located on federal lands. Even if the greater sage grouse is not ultimately listed, federal land management agencies, including the U.S. Bureau of Land Management, may impose additional restrictions and mitigation obligations on development activities occurring on federal lands, which could also adversely impact our business.

Some of the countries in which we operate have implemented, and are developing, laws and regulations related to climate change and greenhouse gas emissions. We have made, and expect to make in the future, significant expenditures to comply with such laws and regulations. Compliance with these laws and regulations imposes substantial costs and burdens, and can cause delays in obtaining, or failure to obtain, government permits and approvals which may adversely impact our closure processes and operations.

Future changes in applicable laws, regulations, permits and approvals or changes in their enforcement or regulatory interpretation could substantially increase costs to achieve compliance, lead to the revocation of existing or future exploration or mining rights or otherwise have an adverse impact on our results of operations and financial position. For instance, the operation of our mines in the United States is subject to regulation by the Federal Mine Safety and Health Administration (“MSHA”) under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”). MSHA inspects our mines on a regular basis and issues various citations and orders when it believes a violation has occurred under the Mine Act. If such inspections result in an alleged violation, we may be subject to fines, penalties or sanctions and our mining operations could be subject to temporary or extended closures, which could have an adverse effect on our results of operations and financial position. Over the past several years MSHA has significantly increased the numbers of citations and orders charged against mining operations and increased the dollar penalties assessed for citations issued.

Increased global attention or regulation on consumption of water by industrial activities, as well as water quality discharge, and on restricting or prohibiting the use of cyanide and other hazardous substances in processing activities could similarly have an adverse impact on our results of operations and financial position due to increased compliance and input costs.

We have implemented a management system designed to promote continuous improvement in health and safety, environmental performance and community relations. However, our ability to operate, and thus, our results of operations and our financial position, could be adversely affected by accidents or events detrimental (or perceived to be detrimental) to the health and safety of our employees, the environment or the communities in which we operate.

Mine closure and remediation costs for environmental liabilities may exceed the provisions we have made.

Natural resource extractive companies are required to close their operations and rehabilitate the lands that they mine in accordance with a variety of environmental laws and regulations. Estimates of the total ultimate closure and rehabilitation costs for gold and copper mining operations are significant and based principally on current legal and regulatory requirements and mine closure plans that may change materially. For example, we have conducted extensive remediation work at two inactive sites in the United States. We are conducting remediation activities at a third site in the United States, an inactive uranium mine and mill site formerly operated by a subsidiary of Newmont.

Any underestimated or unanticipated rehabilitation costs could materially affect our financial position, results of operations and cash flows. Environmental liabilities are accrued when they become known, are probable and can be reasonably estimated. Whenever a previously unrecognized remediation liability becomes known, or a previously estimated reclamation cost is increased, the amount of that liability and additional cost will be recorded at that time and could materially reduce our consolidated net income attributable to Newmont stockholders in the related period. In addition, regulators are increasingly requesting security in the form of cash collateral, credit, trust arrangements or guarantees to secure the performance of environmental obligations, which could have an adverse effect on our financial position.

The laws and regulations governing mine closure and remediation in a particular jurisdiction are subject to review at any time and may be amended to impose additional requirements and conditions which may cause our provisions for environmental liabilities to be underestimated and could materially affect our financial position or results of operations.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs which could have a material adverse effect on our business.

Producing gold is an energy-intensive business, resulting in a significant carbon footprint. Energy costs account for approximately twenty percent of our overall operating costs, with our principal energy sources being purchased electricity, diesel fuel, gasoline, natural gas and coal.

A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to the potential impacts of climate change that are viewed as the result of emissions from the combustion of carbon-based fuels. At the 18th Conference of the Parties to the United Nations Framework Convention on Climate Change held in 2012, Parties to the Kyoto Protocol agreed to a second commitment period of emissions reductions from January 1, 2013 to December 31, 2020, which takes the form of an amendment to the Protocol. The 37 countries with binding targets in the second commitment period include Australia, and all members of the European Union. Several Annex I Parties who participated in Kyoto’s first-round have not taken on new targets in the second commitment period, including Japan, New Zealand, and Russia. Other Annex I Parties without second-round targets are the United States (which never became a member to the Kyoto Protocol) and Canada (which withdrew from the Kyoto Protocol effective 2012). The next United Nations Framework Convention on Climate Change is to be held in Paris in November 2015. More than 190 nations will attend and it is very likely that a global agreement will be entered into to reduce greenhouse gas emissions.

Some of the countries in which we operate have implemented, and are developing, laws and regulations related to climate change and greenhouse gas emissions. In December 2009, the United States Environmental Protection Agency (“EPA”) issued an endangerment finding under the U.S. Clean Air Act that current and projected concentrations of certain mixed greenhouse gases, including carbon dioxide, in the atmosphere threaten the public health and welfare. The United States is presently promulgating new EPA rules to reduce greenhouse gas emissions as a result of the endangerment finding and has a five-year plan to reduce emission by 17% below 2005 levels by the year 2020. Additionally, the United States and China signed a bilateral agreement in November 2014 that committed the United States to reduce greenhouse gas emissions by an additional 26% to 28% below 2005 levels by the year 2025. To date, U.S. regulations do not impose carbon tax on our operations but may in the future. Australia passed the Clean Energy Act in 2011 that sets up a mechanism to mitigate climate change by imposing a “carbon tax” on greenhouse gas emissions and encourage investment in clean energy, which had the potential to impact our Australian operations. However, the Australian Clean Energy Act was subsequently repealed, thereby removing the related “carbon tax”. The current legislation, Direct Action, remains to be defined and it is currently unclear if it will have a cost impact on our business.

Legislation and increased regulation and requirements regarding climate change could impose increased costs on us, our venture partners and our suppliers, including increased energy, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. In June 2014, the EPA proposed new rules for existing power plants under Section 111(d) of the Clean Act that would require, if the proposed rules are enacted as currently drafted, the decommissioning or conversion to natural gas of the TS Power Plant in Nevada by 2020. Final rules are expected in August 2015. Until the timing, scope and extent of any future requirements becomes known, we cannot predict the effect on our financial condition, financial position, results of operations and ability to compete.

The potential physical impacts of climate change on our operations are highly uncertain, and would be particular to the geographic circumstances in areas in which we operate. These may include changes in rainfall and storm patterns and intensities, water shortages, changing sea levels and changing temperatures. Operations that rely on national hydro-electric grid power can be adversely affected by drought resulting in power load-shedding and lost production. These impacts may adversely impact the cost, production and financial performance of our operations.

Our operations are subject to risks of doing business.

Exploration, development, production and mine closure activities are subject to regional, political, economic, community and other risks of doing business, including:

•	Disadvantages of competing against companies from countries that are not subject to the rigorous laws and regulations of the U.S. or other jurisdictions, including without limitation, the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act and the Dodd-Frank Act;

•	Changes in laws or regulations;

•	Royalty and tax increases or claims, including retroactive increases and claims and requests to renegotiate terms of existing investment agreements, contracts of work, leases, royalties and taxes, by governmental entities, including such increases, claims and/or requests by the governments of Australia, Ghana, Indonesia, New Zealand, Peru, Suriname, the United States and the State of Colorado and the State of Nevada in the United States;

•	Increases in training and other costs and challenges relating to requirements by governmental entities to employ the nationals of the country in which a particular operation is located;

•	Delays in obtaining or renewing collective bargaining or certain labor agreements;

•	Delays in obtaining or renewing, or the inability to obtain, maintain or renew, necessary governmental permits, mining or operating leases and other agreements and/or approvals, such as the approval and ratification of the Akyem mining lease and the changes to the Investment Agreement by Ghana’s Parliament.

•	Claims for increased mineral royalties or ownership interests by local or indigenous communities;

•	Expropriation or nationalization of property;

•	Currency fluctuations, particularly in countries with high inflation;

•	Foreign exchange controls;

•	Restrictions on the ability of local operating companies to sell gold offshore for U.S. dollars, or on the ability of such companies to hold U.S. dollars or other foreign currencies in offshore bank accounts;

•	Import and export regulations, including restrictions on the export of gold and/or copper, such as the export restrictions on copper concentrate in Indonesia;

•	Increases in costs relating to, or restrictions or prohibitions on, the use of ports for concentrate storage and shipping, such as in relation to our Boddington and Batu Hijau operations where use of alternative ports is not currently economically feasible or in relation to our ability to procure economically feasible ports for developing projects;

•	Restrictions on the ability to pay dividends offshore or to otherwise repatriate funds;

•	Risk of loss due to civil strife, acts of war, guerrilla activities, insurrection and terrorism;

•	Risk of loss due to criminal activities such as trespass, local artisanal or illegal mining, theft and vandalism;

•	Risk of loss due to disease and other potential endemic health issues, such as Ebola;

•	Disadvantage and risk of loss due to the limitations of certain local health systems and infrastructure to contain diseases and potential endemic health issues;

•	Risk of loss due to inability to access our properties or operations;

•	Disadvantages relating to submission to the jurisdiction of foreign courts or arbitration panels or enforcement or appeals of judgments at foreign courts or arbitration panels against a sovereign nation within its own territory; and

•	Other risks arising out of foreign sovereignty over the areas in which our operations are conducted, including risks inherent in contracts with government owned entities such as unilateral cancellation or renegotiation of contracts, licenses or other mining rights.

Consequently, our exploration, development and production activities may be affected by these and other factors, many of which are beyond our control, some of which could materially adversely affect our financial position or results of operations.

Our Batu Hijau operation in Indonesia is subject to political and economic risks.

We have a substantial investment in Indonesia, a nation that since 1997 has undergone periods of financial crises and currency devaluation, outbreaks of political and religious violence and acts of terrorism, changes in national leadership, devolution of authority to regional governments, and the secession of East Timor, one of its former provinces. These factors heighten the risk of abrupt changes in the national policy toward foreign investors, which in turn could result in unilateral modification of concessions or contracts, regulatory changes that impose greater financial burdens, increased taxation and royalties (at both the national and regional level), denial of permits or permit renewals or expropriation of assets. In 2014, elections for the president of Indonesia and the national parliament were held and the new administration’s policies pertaining to foreign investment remain under development. In regard to issues of resource nationalism, certain government officials and members of parliament may have a preference for government or domestic company ownership of Indonesia’s mineral assets and mining operations, and the government has advocated policies intended to result in development of additional in-country processing and refining of minerals mined in Indonesia and restrictions on exportation, including the smelting and refining and exportation of copper concentrates.

Most recently, in 2014, the Indonesian government issued new regulations pertaining to the export of copper concentrate that contain potentially restrictive conditions in respect of obtaining an export permit and impose a new export duty. The 2009 mining law preserves the validity of PT Newmont Nusa Tenggara’s (“PTNNT,” the entity operating the Batu Hijau mine) Contract of Work (the investment agreement entered into by PTNNT and the Indonesian government in 1986, which includes the right to export copper concentrates and a prohibition against new taxes, duties, and levies), and the Company believes and contended that these 2014 regulations were contrary to the Contract of Work. After PTNNT’s Batu Hijau mine was shut down in June 2014 due to an inability to export copper concentrate and PTNNT and its majority shareholder filed for international arbitration, PTNNT and the government entered into a Memorandum of Understanding in September 2014 in which, among other things, PTNNT agreed to pay higher royalties and certain export duties and the government agreed to issue permits to allow PTNNT to export and sell copper concentrates. The government then issued a six month export permit that expired in March 2015. PTNNT then received a six-month permit extension to export copper concentrate that expires in late September 2015. PTNNT is continuing to work with the government to amend its Contract of Work to resolve ongoing issues pertaining to in-country smelting and refining and export of copper concentrate. However, due to the limited smelting and refining capacity in Indonesia, the 2014 regulations could result in the inability to export copper concentrate or additional financial obligations, which could adversely impact our future operating and financial results.

Violence committed by radical elements in Indonesia and other countries and U.S. involvement in conflicts in the Middle East, may increase the risk that foreign operations owned by U.S. companies will be the target of violence. If our Batu Hijau operation were so targeted it could have an adverse effect on our business.

Our Batu Hijau operation faced demonstrations by the local community in 2011 relating to a worker recruitment process, including protests and roadblocks. We cannot predict whether similar or more significant incidents will occur and the recurrence of significant opposition from the local community could disrupt mining activities and, thereby, adversely affect Batu Hijau’s assets and operations. Batu Hijau also faced temporary work stoppages in 2011 and 2012. Indonesia has seen greater worker and union activism in recent times, and a strike or other labor disputes could adversely affect Batu Hijau’s operations.

We are required to apply for renewals of certain key permits related to Batu Hijau. For example, PTNNT utilizes a submarine tailings placement (“STP”) system. The STP system is operated pursuant to a permit from the government of Indonesia that was renewed in 2011 and expires in mid-2016. The inability to renew the STP permit, the export permit or other key permits would be expected to adversely impact Batu Hijau operations and may adversely impact our future operating and financial results.

Our ownership interest in Batu Hijau has been reduced in accordance with the Contract of Work issued by the Indonesian Government and future reductions in our interest in PTNNT may result in our loss of control over the Batu Hijau operations.

We currently have a 31.5% direct ownership interest in PTNNT, held through Nusa Tenggara Partnership B.V. (“NTPBV”), which is owned with an affiliate of Sumitomo Corporation of Japan (“Sumitomo”). We have a 56.25% interest in NTPBV and a Sumitomo affiliate holds the remaining 43.75%. NTPBV in turn owns 56% of PTNNT, the Indonesian subsidiary that owns Batu Hijau. In December 2009, Newmont entered into a transaction with P.T. Pukuafu Indah (“PTPI”), an unrelated non-controlling shareholder in PTNNT, whereby we agreed to advance certain funds to PTPI in exchange for (i) a pledge of PTPI’s 20% shareholding in PTNNT; (ii) an assignment of dividends payable on the shares, net of withholding tax; (iii) a commitment to support the application of our standards to the operation of the Batu Hijau mine; and (iv) as of September 16, 2011, powers of attorney to vote and sell the PTNNT shares (only as further security for the financing arrangement in support of the pledge, and only enforceable in an event of default). On June 25, 2010, PTPI completed the sale of approximately a 2.2% interest in PTNNT to PT Indonesia Masbaga Investama (“PTIMI”), and, to effectuate PTPI’s desire to sell the shares, Newmont entered into a transaction with PTIMI whereby we agreed to advance certain funds to PTIMI in exchange for (i) a pledge of PTIMI’s 2.2% shareholding in PTNNT; (ii) an assignment of dividends payable on the shares, net of withholding tax; and (iii) a commitment to support the application of our standards to the operation of the Batu Hijau mine. Under the terms of the transaction, the Company has no powers of attorney or other right to vote PTIMI’s shares. Based on the above transactions, Newmont recognizes an additional 17% effective economic interest in PTNNT. Combined with Newmont’s 56.25% ownership in NTPBV, Newmont has a 48.5% effective economic interest in PTNNT and continues to consolidate Batu Hijau in its Consolidated Financial Statements.

Under the Contract of Work executed in 1986 between the Indonesian government and PTNNT, 51% of PTNNT’s shares were required to be offered for sale, first, to the Indonesian government or, second, to Indonesian nationals by March 31, 2010. As PTPI owned 20% of PTNNT’s shares at relevant times and an additional 24% stake in PTNNT had previously been divested, a final 7% stake was offered to the Indonesian government in March 2010. On May 6, 2011 we announced that a definitive agreement was signed with an agency of the Indonesian Government’s Ministry of Finance for the sale of the final 7% divestiture stake. Subsequently, a dispute over the legality of the purchase under relevant laws and regulations arose between certain members of parliament and the Ministry of Finance, and the transaction never closed despite NTPBV and the agency repeatedly agreeing to extend the period for satisfying the closing conditions. Upon divestment of the 7% stake, our ownership interest in the Batu Hijau mine’s production, assets and proven and probable reserves would reduce to a 27.5625% direct ownership interest as NTPBV’s ownership interest in PTNNT would reduce to 49%, thus potentially affecting our ability to control the operation at Batu Hijau. We will also continue to hold, however, a 17% effective economic interest in PTNNT through the financing arrangements with existing shareholders described above, and we have identified Variable Interest Entities in connection with our economic interests in PTNNT due to these financing arrangements and shareholder commitments. Therefore, we expect to continue to consolidate PTNNT in our Consolidated Financial Statements after the final 7% sale is completed. Loss of effective control over PTNNT operations may result in our deconsolidation of PTNNT for accounting purposes, which would reduce our reported consolidated sales, total assets and operating cash flows.

As part of the negotiation of the 2009 divestiture share sale agreements with PT Multi Daerah Bersaing (“PTMDB”), the nominee of the local governments, the parties executed an operating agreement (the “Operating Agreement”), under which each recognizes the rights of Newmont and Sumitomo to apply their operating standards to the management of PTNNT’s operations, including standards for safety, environmental stewardship and community responsibility. The Operating Agreement became effective in February 2010 and will continue for so long as Newmont and Sumitomo collectively own more shares of PTNNT than PTMDB. If the Operating Agreement terminates, then Newmont may lose control over the applicable operating standards for Batu Hijau and will be at risk for operations conducted in a manner that detracts from value or results in safety, environmental or social standards below those adhered to by Newmont and Sumitomo.

The Contract of Work has been and may continue to be the subject of dispute, legal review, or requests for renegotiation by the Indonesian government, and is subject to termination by the Indonesian government if we do not comply with our obligations, which would result in the loss of all or much of the value of Batu Hijau.

The divestiture provisions of the Contract of Work have been the subject of dispute. In 2008, Indonesia’s Ministry of Energy and Mineral Resources (the “MEMR”) alleged that PTNNT breached its divestiture requirements under the Contract of Work and threatened to terminate the Contract of Work if PTNNT did not agree to divest shares in accordance with the direction of the MEMR. The matter was resolved by an international arbitration panel in March 2009. The arbitration decision led to NTPBV divesting 24% of PTNNT’s shares to PTMDB, the party nominated by the MEMR.

Although the Indonesian government has not, since the 2008 arbitration, alleged that PTNNT is in breach of the Contract of Work, future disputes may arise under the Contract of Work. From time to time, some Indonesian government officials have advocated for the elimination of Contracts of Work and could instigate future disputes surrounding the Contract of Work, particularly given that Batu Hijau is a large business operated by a non-Indonesian company. Although any dispute under the Contract of Work is subject to international arbitration, there can be no assurance that we would prevail in any such dispute and any termination of the Contract of Work could result in substantial diminution in the value of our interests in PTNNT.

In January 2009, the Indonesian Government passed a new mining law. While the law preserves the validity of the Contract of Work, and therefore, PTNNT’s right to operate Batu Hijau pursuant to the Contract of Work, in January 2014 the Indonesian government issued new regulations pertaining to domestic processing and refining and the export of copper concentrate that contained restrictive conditions for export permits and a new export duty, which regulations conflict with the provisions of the Contract of Work. After PTNNT’s Batu Hijau mine was shut down due to an inability to export copper concentrate and PTNNT and its majority shareholder filed for international arbitration, PTNNT and the government entered into a Memorandum of Understanding in September 2014 that set out a framework for negotiating an amendment to the Contract of Work and in which, among other things, PTNNT agreed to pay higher royalties and certain export duties and the government agreed to grant recommendations and permits necessary to allow PTNNT to export and sell copper concentrates. The government then issued a six-month export permit that expired in March 2015. PTNNT then received a six-month permit extension to export copper concentrate that expires in late September 2015. PTNNT and the Indonesian government have not yet reached agreement on terms for an amendment to the Contract of Work and no assurances can be made in respect of the outcome of such negotiations or future permit renewals. Future disputes relating to the Contract of Work or the failure to obtain export permits could impact operating plans at Batu Hijau and adversely impact our future operating and financial results.

Our operations at Yanacocha and the development of our Conga Project in Peru are subject to political and social unrest risks, which have resulted most recently in the rescheduling of construction activities in our Conga project.

During the last several years, Minera Yanacocha S.R.L. (“Yanacocha”), in which we own a 51.35% interest, and whose properties include the mining operations at Yanacocha and the Conga project in Peru, has been the target of local political and community protests, some of which blocked the road between the Yanacocha mine and Conga project complexes and the City of Cajamarca in Peru and resulted in vandalism and equipment damage. We cannot predict whether similar or more significant incidents will occur in the future. The recurrence of significant political or community opposition or protests could continue to adversely affect Conga’s development and the continued operation of Yanacocha.

Construction activities on our Conga project were suspended on November 30, 2011, at the request of Peru’s central government following increasing protests in Cajamarca by anti-mining activists led by the regional president. At the request of the Peruvian central government, the environmental impact assessment prepared in connection with the project, which was previously approved by the central government in October 2010, was reviewed by independent experts in an effort to resolve allegations around the environmental viability of Conga. This review concluded that the environmental impact assessment complied with international standards and provided some recommendations to improve water management. Yanacocha is currently focusing on the construction of water reservoirs prior to the development of other project facilities. However, development of Conga is contingent upon generating acceptable project returns and getting local community and government support. Should the Company be unable to continue with the current development plan at Conga, the Company may in the future reprioritize and reallocate capital to development alternatives in Colorado, Nevada, Australia, Ghana and Suriname, which may result in an impairment of the Conga project.

The Central Government of Peru continued to support responsible mining as a vehicle for the growth and future development of Peru in 2014. However, we are unable to predict whether the Central government will continue to take similar positions in the future. The regional government of Cajamarca and other political parties actively opposed the Conga project and continue to reject the viability of its development. We are unable to predict the positions that will be taken in the future and whether such positions or changes in law will affect Yanacocha or Conga. Such changes may include increased labor regulations, environmental and other regulatory requirements, and additional taxes and royalties, as well as future protests, community demands and road blockages. We cannot predict future positions of either the Central or regional government on foreign investment, mining concessions, land tenure or other regulation. Any change in government positions or laws on these issues could adversely affect the assets and operations of Yanacocha or Conga, which could have a material adverse effect on our results of operations and financial position. Additionally, any inability to continue to develop the Conga project or operate at Yanacocha could have an adverse impact on our growth if we are not able to replace its expected production.

In addition, during the first quarter of 2015, the Peruvian government agency responsible for certain environmental regulations, the Ministry of the Environment (“MINAM”), issued proposed in-stream water quality criteria with which MINAM may require mining companies, including Yanacocha, to comply. These criteria would modify the in-stream water quality criteria pursuant to which Yanacocha has been designing water treatment processes and infrastructure and with which it has to comply by December 2015. The proposed criteria may require additional and potentially different water treatment infrastructure from that required under the December 2015 compliance deadline. Yanacocha has appealed for an extension to the December 2015 compliance deadline for these previously announced in-stream water quality criteria, which remains pending. Yanacocha is currently assessing redesign and treatment options in connection with the proposed criteria. Those redesign and enhanced treatment options may result in increased costs and require additional time for implementation. If Yanacocha is unsuccessful in appealing or meeting the requirements by any applicable deadlines, it could result in potential fines and penalties relating to intermittent non-compliant exceedances, permitting delays or impacts to operations. These impacts may adversely impact the cost, production and financial performance of our operations in Peru.

Our business depends on good relations with our employees.

Production at our mines is dependent upon the efforts of our employees and, consequently, our maintenance of good relationships with our employees. Due to union activities or other employee actions, we could experience labor disputes, work stoppages or other disruptions in production that could adversely affect us. At March 31, 2015, various unions represented approximately 44% of our employee work force worldwide. The collective bargaining agreements with the workforce in Ghana expired in 2014 and negotiations for new agreements remain ongoing. In connection with those negotiations, there was a temporary slowdown of work by unionized employees at Ahafo and Akyem in April 2015. Most recently, the Company has commenced mediation with the union relating to the work force in Ghana, while formal arbitration of the matter has been stayed, in order to resolve the ongoing disputes. A mediation hearing is scheduled to begin in June 2015. Batu Hijau also faced temporary work stoppages in 2011 and 2012, and the operation’s collective bargaining agreement with the workforce expired at the end of 2014 and negotiations for a new agreement have just concluded. The new agreement expires at the end of 2016. Indonesia has seen greater worker and union activism in recent times and during those negotiations. The collective labor agreements in New Zealand, Nevada and Peru will expire in September 2015, January 2016 and April 2016, respectively. A failure to successfully enter into new contracts could result in future labor disputes, work stoppages or other disruptions in production that could adversely affect our operations and financial performance. As such, there can be no assurance that any future disputes will be resolved without disruptions to operations.

Our Company and the mining industry are facing continued geotechnical challenges, which could adversely impact our production and profitability.

Newmont and the mining industry are facing continued geotechnical challenges due to the older age of certain of our mines and a trend toward mining deeper pits and more complex deposits. This leads to higher pit walls, more complex underground environments and increased exposure to geotechnical instability and hydrological impacts. As our operations are maturing, the open pits at many of our sites are getting deeper and we have experienced certain geotechnical failures at some of our mines, including, without limitation, in Indonesia at the Batu Hijau open-pit mine and at our operations in Australia, Nevada, Peru and at Waihi in New Zealand.

No assurances can be given that unanticipated adverse geotechnical and hydrological conditions, such as landslides and pit wall failures, will not occur in the future or that such events will be detected in advance. Geotechnical instabilities can be difficult to predict and are often affected by risks and hazards outside of our control, such as severe weather and considerable rainfall, which may lead to periodic floods, mudslides, wall instability and seismic activity, which may result in slippage of material.

Geotechnical failures could result in limited or restricted access to mine sites, suspension of operations, government investigations, increased monitoring costs, remediation costs, loss of ore and other impacts, which could cause one or more of our projects to be less profitable than currently anticipated and could result in a material adverse effect on our results of operations and financial position.

Currency fluctuations may affect our costs.

Currency fluctuations may affect the costs that we incur at our operations. Gold and copper are sold throughout the world based principally on the U.S. dollar price, but a portion of our operating expenses are incurred in local currencies. The appreciation of those local currencies against the U.S. dollar increases our costs of production in U.S. dollar terms at mines located outside the United States.

The foreign currency that primarily impacts our results of operations is the Australian dollar. We estimate that every $0.10 increase in the U.S. dollar/Australian dollar exchange rate increases annually the U.S. dollar Costs applicable to sales by approximately $77 for each ounce of gold sold from operations in Australia before taking into account the impact of currency hedging. During the majority of 2014, the Australian dollar was relatively weaker than the U.S. dollar compared to 2013. The annual average Australian dollar exchange rate depreciated by approximately 7% from 2013 to 2014. The Australian dollar exchange rate further depreciated by approximately 5% from December 31, 2014 to March 31, 2015. We hedge a portion of our future forecasted Australian dollar denominated operating expenditures to reduce the variability of our Australian dollar exposure. At March 31, 2015, we had hedged 21%, 12%, 8%, and 4% of our forecasted Australian denominated operating costs in 2015, 2016, 2017, and 2018, respectively. Our Australian dollar derivative programs will limit the benefit to Newmont of future decreases, if any, in the U.S. dollar/Australian dollar exchange rates.

Our business requires substantial capital investment and we may be unable to raise additional funding on favorable terms.

The construction and operation of potential future projects and various exploration projects will require significant funding. Our operating cash flow and other sources of funding may become insufficient to meet all of these requirements, depending on the timing and costs of development of these and other projects. As a result, new sources of capital may be needed to meet the funding requirements of these investments, fund our ongoing business activities and pay dividends. Our ability to raise and service significant new sources of capital will be a function of macroeconomic conditions, future gold and copper prices, our operational performance and our current cash flow and debt position, among other factors. In the event of lower gold and copper prices, unanticipated operating or financial challenges, or a further dislocation in the financial markets as experienced in recent years, our ability to pursue new business opportunities, invest in existing and new projects, fund our ongoing operations, retire or service all of our outstanding debt and pay dividends could be significantly constrained.

To the extent that we seek to expand our operations and increase our reserves through acquisitions, we may experience issues in executing acquisitions or integrating acquired operations.

From time to time, we examine opportunities to make selective acquisitions in order to provide increased returns to our shareholders and to expand our operations and reported reserves and, potentially, generate synergies. The success of any acquisition would depend on a number of factors, including, but not limited to:

•	Identifying suitable candidates for acquisition and negotiating acceptable terms;

•	Obtaining approval from regulatory authorities and potentially Newmont’s shareholders;

•	Maintaining our financial and strategic focus and avoiding distraction of management during the process of integrating the acquired business;

•	Implementing our standards, controls, procedures and policies at the acquired business and addressing any pre-existing liabilities or claims involving the acquired business; and

•	To the extent the acquired operations are in a country in which we have not operated historically, understanding the regulations and challenges of operating in that new jurisdiction.

There can be no assurance that we will be able to conclude any acquisitions, including the pending CC&V Acquisition, successfully, or that any acquisition will achieve the anticipated synergies or other positive results. Any material problems that we encounter in connection with such an acquisition could have a material adverse effect on our business, results of operations and financial position.

Our operations may be adversely affected by energy shortages.

Our mining operations and development projects require significant amounts of energy. Our principal energy sources are electricity, purchased petroleum products, natural gas and coal. Some of our operations are in remote locations requiring long distance transmission of power, and in some locations we compete with other companies for access to third party power generators or electrical supply networks. A disruption in the transmission of energy, inadequate energy transmission infrastructure or the termination of any of our energy supply contracts could interrupt our energy supply and adversely affect our operations.

We have periodically experienced power shortages in Ghana resulting primarily from drought, insufficient rainfall or other circumstances, increasing demands for electricity and insufficient hydroelectric or other generating capacity which caused curtailment of production at our Ahafo and Akyem operations. Most recently, in late January 2015, in response to power shortages in Ghana resulting from insufficient rainfall, the Government of Ghana notified the mining industry of the need to reduce power usage, which could result in intermittent and frequent shut downs of operations. The Company is in discussions with the government to explore power conservation alternatives that minimize disruptions to operations, employee incomes and government tax revenues. However, no assurances can be made that an alternative solution will be agreed to. Shut downs or load shedding relating to such power shortages may result in the deferral or curtailment of production at our Ahafo and Akyem operations, impact plant maintenance and impact other fuel availability and costs. The need to use alternative sources of power may result in higher than anticipated costs, which will affect operating costs. Continued power shortages or disruptions and increased costs may adversely affect our results of operations and financial position.

Continuation of our mining production is dependent on the availability of sufficient water supplies to support our mining operations.

Our mining operations require significant quantities of water for mining, ore processing and related support facilities. Our operations in North and South America and Australia are in areas where water is scarce and competition among users for continuing access to water is significant. Continuous production at our mines is dependent on our ability to maintain our water rights and claims and to defeat claims adverse to our current water uses in legal proceedings. Although each of our operations currently has sufficient water rights and claims to cover its operational demands, we cannot predict the potential outcome of pending or future legal proceedings relating to our water rights, claims and uses. Water shortages may also result from weather or environmental and climate impacts out of the Company’s control. For example, the continuation of the drought in southwest Australia could impact our raw water supply at Boddington. While we incorporated systems to address the impact of dry season as part of our operating plans, we can make no assurances that those systems will be sufficient to address all shortages in water supply, which could result in production and processing interruptions. The loss of some or all water rights for any of our mines, in whole or in part, or shortages of water to which we have rights could require us to curtail or shut down mining production and could prevent us from pursuing expansion opportunities. Laws and regulations may be introduced in some jurisdictions in which we operate which could limit our access to sufficient water resources in our operations, thus adversely affecting our operations.

We are dependent upon information technology systems, which are subject to disruption, damage, failure and risks associated with implementation and integration.

We are dependent upon information technology systems in the conduct of our operations. Our information technology systems are subject to disruption, damage or failure from a variety of sources, including, without limitation, computer viruses, security breaches, cyber-attacks, natural disasters and defects in design. Cybersecurity incidents, in particular, are evolving and include, but are not limited to, malicious software, attempts to gain unauthorized access to data and other electronic security breaches that could lead to disruptions in systems, unauthorized release of confidential or otherwise protected information and the corruption of data. Various measures have been implemented to manage our risks related to information technology systems and network disruptions. However, given the unpredictability of the timing, nature and scope of information technology disruptions, we could potentially be subject to production downtimes, operational delays, the compromising of confidential or otherwise protected information, destruction or corruption of data, security breaches, other manipulation or improper use of our systems and networks or financial losses from remedial actions, any of which could have a material adverse effect on our cash flows, competitive position, financial condition or results of operations.

We could also be adversely affected by system or network disruptions if new or upgraded information technology systems are defective, not installed properly or not properly integrated into our operations. Various measures have been implemented to manage our risks related to the system implementation and modification, but system modification failures could have a material adverse effect on our business, financial position and results of operations and could, if not successfully implemented, adversely impact the effectiveness of our internal controls over financial reporting.

The occurrence of events for which we are not insured may affect our cash flow and overall profitability.

We maintain insurance policies that mitigate against certain risks related to our operations. This insurance is maintained in amounts that we believe are reasonable depending upon the circumstances surrounding each identified risk. However, we may elect not to have insurance for certain risks because of the high premiums associated with insuring those risks or for various other reasons; in other cases, insurance may not be available for certain risks. Some concern always exists with respect to investments in parts of the world where civil unrest, war, nationalist movements, political violence or economic crises are possible. These countries may also pose heightened risks of expropriation of assets, business interruption, increased taxation or unilateral modification of concessions and contracts. We do not maintain insurance policies against political risk. Occurrence of events for which we are not insured may affect our results of operations and financial position.

We rely on contractors to conduct a significant portion of our operations and construction projects.

A significant portion of our operations and construction projects are currently conducted in whole or in part by contractors. As a result, our operations are subject to a number of risks, some of which are outside our control, including:

•	Negotiating agreements with contractors on acceptable terms;

•	The inability to replace a contractor and its operating equipment in the event that either party terminates the agreement;

•	Reduced control over those aspects of operations which are the responsibility of the contractor;

•	Failure of a contractor to perform under its agreement;

•	Interruption of operations or increased costs in the event that a contractor ceases its business due to insolvency or other unforeseen events;

•	Failure of a contractor to comply with applicable legal and regulatory requirements, to the extent it is responsible for such compliance; and

•	Problems of a contractor with managing its workforce, labor unrest or other employment issues.

In addition, we may incur liability to third parties as a result of the actions of our contractors. The occurrence of one or more of these risks could adversely affect our results of operations and financial position.

We are subject to litigation and may be subject to additional litigation in the future.

We are currently, and may in the future become, subject to litigation, arbitration or other legal proceedings with other parties. If decided adversely to Newmont, these legal proceedings, or others that could be brought against us in the future, could have a material adverse effect on our financial position or prospects.

In the event of a dispute arising at our foreign operations, we may be subject to the exclusive jurisdiction of foreign courts or arbitral panels, or may not be successful in subjecting foreign persons to the jurisdiction of courts or arbitral panels in the United States. Our inability to enforce our rights and the enforcement of rights on a prejudicial basis by foreign courts or arbitral panels could have an adverse effect on our results of operations and financial position.

Title to some of our properties may be defective or challenged.

Although we have conducted title reviews of our properties, title review does not preclude third parties from challenging our title or related property rights. While we believe that we have satisfactory title to our properties, some titles may be defective or subject to challenge. In addition, certain of our Australian properties could be subject to native title or traditional landowner claims, and our ability to use these properties is dependent on agreements with traditional owners of the properties. A determination of defective title or restrictions in connection with a challenge to title rights could impact our ability to develop and operate at certain properties, which could have an adverse effect on our results of operations and financial position.

Competition from other natural resource companies may harm our business.

We compete with other natural resource companies to attract and retain key executives, skilled labor, contractors and other employees. We also compete with other natural resource companies for specialized equipment, components and supplies, such as drill rigs, necessary for exploration and development, as well as for rights to mine properties containing gold, copper and other minerals. We may be unable to continue to attract and retain skilled and experienced employees, to obtain the services of skilled personnel and contractors or specialized equipment or supplies, or to acquire additional rights to mine properties, which could have an adverse effect on our competitive position or adversely impact our results of operations.

Our ability to recognize the benefits of deferred tax assets is dependent on future cash flows and taxable income.

We recognize the expected future tax benefit from deferred tax assets when the tax benefit is considered to be more likely than not of being realized, otherwise, a valuation allowance is applied against deferred tax assets. Assessing the recoverability of deferred tax assets requires management to make significant estimates related to expectations of future taxable income. Estimates of future taxable income are based on forecasted cash flows from operations and the application of existing tax laws in each jurisdiction. To the extent that future cash flows and taxable income differ significantly from estimates, our ability to realize the deferred tax assets could be impacted. In the future, our estimates could change requiring a valuation allowance or impairment of our deferred tax assets. Additionally, future changes in tax laws could limit our ability to obtain the future tax benefits represented by our deferred tax assets. At March 31, 2015, the Company’s current and long-term deferred tax assets were $223 and $1,828, respectively.

Returns for investments in pension plans are uncertain.

We maintain pension plans for certain employees which provide for specified payments after retirement. The ability of the pension plans to provide the specified benefits depends on our funding of the plans and returns on investments made by the plans. Returns, if any, on investments are subject to fluctuations based on investment choices and market conditions. A sustained period of low returns or losses on investments could require us to fund the pension plans to a greater extent than anticipated. During the second half of 2008 and early 2009, market conditions caused the value of the investments in our pension plans to decrease significantly. As a result, we contributed $53 and $54 to the pension plans in 2014 and 2013, respectively. If future plan investment returns are not sufficient, we may be required to increase the amount of future cash contributions.

Risks Related to This Offering and Our Common Stock

The price of our common stock may be volatile, which may make it difficult for you to resell the common stock when you want or at prices you find attractive.

The market price and volume of our common stock may be subject to significant fluctuations due not only to general stock market conditions but also to a change in sentiment in the market regarding our operations, business prospects, liquidity or this offering. Among the factors that could affect the price of our common stock are:

•	changes in gold, and to a lesser extent, copper prices;

•	operating and financial performance that vary from the expectations of management, securities analysts and investors;

•	developments in our business or in the mining sector generally;

•	regulatory changes affecting our industry generally or our business and operations;

•	the operating and stock price performance of companies that investors consider to be comparable to us;

•	announcements of strategic developments, acquisitions and other material events by us or our competitors;

•	our ability to integrate and operate the companies and the businesses that we acquire; and

•	changes in global financial markets and global economies and general market conditions, such as interest or foreign exchange rates, stock, commodity, credit or asset valuations or volatility.

The stock markets in general have experienced extreme volatility that has at times been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

Except as described under the heading “Underwriting,” we are not restricted from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. As part of this offering, we expect to issue 29,000,000 shares of common stock. The issuance of additional shares of our common stock, including in connection with this offering or the convertible senior notes due 2017 or other issuances of convertible securities, including outstanding options and warrants, or otherwise will dilute the ownership interest of our existing common stockholders. The market price of our common stock could decline and our ability to raise capital through the sale of additional equity securities could be impaired as a result of such issuances as well as any other sales of a large block of shares of our common stock or similar securities in the market after this offering, or the perception that such sales could occur or as a result of any hedging or arbitrage trading activity that we expect to develop involving our common stock.

Holders of our common stock may not receive dividends.

Holders of our common stock are entitled to receive only such dividends as our Board of Directors may declare out of funds legally available for such payments. We are incorporated in Delaware and governed by the Delaware General Corporation Law. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. Under Delaware law, however, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Our ability to pay dividends will be subject to our future earnings, capital requirements and financial condition, as well as our compliance with covenants and financial ratios related to existing or future indebtedness. Although we have historically declared cash dividends on our common stock and utilized a gold price-linked dividend policy as described in this prospectus supplement, we are not required to declare cash dividends on our common stock and our Board of Directors may modify the dividend policy or reduce, defer or eliminate our common stock dividend in the future.

Anti-takeover provisions could enable our management to resist a takeover attempt by a third party and limit the power of our stockholders.

Provisions of Delaware law and of our certificate of incorporation and by-laws could make it more difficult for a third party to acquire control of us or have the effect of discouraging, delaying or preventing a third party from attempting to acquire control of us, even if an acquisition might be in the best interest of our stockholders. For example, we are subject to Section 203 of the Delaware General Corporation Law, which would make it more difficult for another party to acquire us without the approval of our Board of Directors. Additionally, our certificate of incorporation authorizes our Board of Directors to issue preferred stock or adopt other anti-takeover measures without shareholder approval. The existence and adoption of these provisions could adversely affect the voting power of holders of common stock and limit the price that investors might be willing to pay in the future for shares of our common stock.

Non-U.S. Holders may be subject to U.S. withholding tax and U.S. income tax under the Foreign Investment in Real Property Tax Act.

We may currently be or may become a “United States real property holding corporation” for U.S. federal income tax purposes. As a result, under U.S. federal income tax laws enacted as part of the Foreign Investment in Real Property Tax Act, Non-U.S. Holders (as defined below) of our common stock may be subject to U.S. federal withholding tax or U.S. federal income tax, or both, in respect of certain distributions made on our common stock and upon the disposition of our common stock. Non-U.S. Holders are urged to consult their tax advisors with respect to the U.S. federal income tax consequences that may arise if we are or were to become a United States real property holding corporation. See the discussion under the heading “Certain United States Federal Income Tax Considerations—Status as United States Real Property Holding Corporation.”

This offering is not contingent upon the consummation of the CC&V Acquisition. If the CC&V Acquisition is not consummated, we will have broad discretion to use the net proceeds of this offering for general corporate purposes. Even if the CC&V Acquisition is consummated, it may not be consummated in the time frame, or on the terms or in the manner contemplated, which could have a negative impact on our business.

This offering is not contingent upon the consummation of the CC&V Acquisition. Accordingly, your purchase of our common stock in this offering may be an investment in the Company on a stand-alone basis without any of the CC&V assets or anticipated benefits of the CC&V Acquisition. We will have broad discretion to use the net proceeds of this offering if the CC&V Acquisition does not occur. General corporate purposes may include repaying debt, funding exploration, developing the Company’s project pipeline or paying dividends or other forms of capital return to the Company’s shareholders.

There are a number of risks and uncertainties relating to the CC&V Acquisition. For example, the CC&V Acquisition may not be consummated, or may not be consummated in the time frame, on the terms or in the manner currently anticipated, as a result of a number of factors, including, among other things, the failure of one or more of the conditions to closing to be satisfied. There can be no assurance that the conditions to closing of the CC&V Acquisition will be satisfied or waived or that other events will not intervene to delay or result in the failure to close the CC&V Acquisition. Any delay in closing or a failure to close could have a negative impact on our business and the trading prices of our securities, including our common stock. See “Risks Related to the Pending CC&V Acquisition.”

Risks Related to the Pending CC&V Acquisition

The pending CC&V Acquisition is subject to, among other things, the receipt of approvals from regulatory authorities that may impose conditions that could delay or prevent the consummation of the CC&V Acquisition.

We can make no assurances that the pending CC&V Acquisition will be consummated. Closing of the CC&V Acquisition is subject to receipt of antitrust clearance in the United States under the HSR Act and the rules promulgated thereunder and of approval from the South African Reserve Bank as required in accordance with the Exchange Control Regulations of the Republic of South Africa, as well as the satisfaction or waiver of other customary closing conditions. These regulators may impose conditions on the consummation, or require changes to the terms, of the CC&V Acquisition. Any such conditions or changes could have the effect of delaying or preventing the consummation of the CC&V Acquisition or imposing additional costs on us or limiting our revenues following the CC&V Acquisition.

Risks Related to Our Liquidity

Future funding requirements may affect our business.

The development of CC&V, as well as potential future investments including projects in the Company’s project pipeline, will require significant funds for capital expenditures. Depending on current gold and copper prices, our operating cash flow may not be sufficient to meet all of these expenditures, depending on the timing of development of these and other projects. As a result, new sources of capital may be needed to meet the funding requirements of these investments, fund our ongoing business activities and pay dividends. Our ability to raise and service significant new sources of capital will be a function of macroeconomic conditions, future gold and copper prices as well as our operational performance, current cash flow and debt position, among other factors. In light of the limited global availability of credit, and given our existing debt position, we may determine that it may be necessary or preferable to issue additional equity or other securities, defer projects or sell assets. Additional financing may not be available when needed or, if available, the terms of such financing may not be favorable to us and, if raised by offering equity securities, any additional financing may involve substantial dilution to existing shareholders. In the event of lower gold and copper prices, unanticipated operating or financial challenges, or new funding limitations, our ability to pursue new business opportunities, invest in existing and new projects, fund our ongoing business activities, retire or service all outstanding debt and pay dividends could be significantly constrained.

Any downgrade in the credit ratings assigned to our debt securities could increase our future borrowing costs and adversely affect the availability of new financing.

There can be no assurance that any rating currently assigned by Standard & Poor’s Rating Services or Moody’s Investors Service to Newmont will remain unchanged for any given period of time or that a rating will not be lowered if, in that rating agency’s judgment, future circumstances relating to the basis of the rating so warrant. If we are unable to maintain our outstanding debt and financial ratios at levels acceptable to the credit rating agencies, or should our business prospects or financial results deteriorate, our ratings could be downgraded by the rating agencies. In November 2013, Standard & Poor’s lowered our credit rating from BBB+ to BBB, and, in June 2014, revised its outlook to negative from stable. In January 2014, Moody’s Investors Service issued a notice that Newmont’s debt had been placed on “Review for possible downgrade.” Subsequently in May 2014, Moody’s Investors Service issued a notice that Newmont’s debt has been downgraded to Baa2 with negative outlook. We cannot make assurances regarding the outcome of the rating agencies future reviews. A downgrade by the rating agencies could adversely affect the value of our outstanding securities, our existing debt and our ability to obtain new financing on favorable terms, if at all, and increase our borrowing costs, which in turn could impair our results of operations and financial position.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $674.2 million, after deducting estimated expenses of this offering payable by us.

We intend to use the net proceeds from this offering to fund the CC&V Acquisition, supplemented with cash from our balance sheet. Prior to the closing of the CC&V Acquisition, we intend to place the net proceeds we will receive from this offering in short-term liquid investments.

If the CC&V Acquisition is not completed, we intend to use the net proceeds from this offering for general corporate purposes (which may include repaying debt, funding exploration, developing our project pipeline, paying dividends or other forms of capital return to shareholders).

COMMON STOCK PRICE RANGE

Our common stock is listed on the NYSE and is traded under the symbol “NEM.” The following table sets forth, for the periods indicated, the closing high and low sales prices per share of our common stock as reported in composite NYSE trading.

	Price Range of Common Stock
	High	Low
2013
First Quarter	$46.90	$38.60
Second Quarter	$41.39	$27.22
Third Quarter	$33.29	$26.48
Fourth Quarter	$28.46	$22.49
2014
First Quarter	$26.18	$20.87
Second Quarter	$26.45	$22.48
Third Quarter	$27.09	$23.05
Fourth Quarter	$23.64	$17.78
2015
First Quarter	$26.33	$19.34
Second Quarter (through June 10, 2015)	$27.69	$22.08

The reported last sale price of our common stock on the NYSE on June 10, 2015 was $23.70 per share. On May 31, 2015, there were 500,046,104 shares of our common stock outstanding held by approximately 9,213 record holders.

DIVIDEND POLICY

Dividends of $0.150, $0.025, $0.025 and $0.025 per share of common stock outstanding were declared and paid in the first, second, third and fourth quarter, respectively, of 2014 for a total of $0.225 per share. A dividend of $0.025 per share of common stock outstanding was declared and paid in the first quarter of 2015. A dividend of $0.025 per share of common stock outstanding was declared on April 21, 2015, payable on June 25, 2015, to holders of record at the close of business on June 11, 2015. The shares you will receive on settlement of this offering are not entitled to receive such dividend because they will not be held on June 11, 2015.

The quarterly dividend is calculated based upon the average London P.M. Fix gold price (now called the London Bullion Market Association (“LBMA”) P.M. gold price) for the preceding quarter in accordance with our gold price-linked dividend policy approved by our Board of Directors in March 2011 and amended in September 2011, July 2012 and February 2014. The February 2014 amendment retained the link to the LBMA P.M. gold price and adjusted the annual payout levels. Under the current policy, unless otherwise determined by our Board of Directors, the payout levels are as follows: (i) the first payout level begins between $1,200 and $1,299 per ounce, with an annual dividend of $0.10 per share or $0.025 per quarter; (ii) the second payout is between $1,300 and $1,399 per ounce, with an annual dividend of $0.20 per share or $0.05 per quarter; and (iii) for each $100 per ounce additional increase in the quarterly average LBMA P.M. gold price above $1,300 per ounce, the annual payout increases at a rate of $0.20 per share or $0.05 per quarter (for example, if the quarterly average LBMA P.M. gold price for the preceding quarter was $1,400 per ounce, the annual dividend would be $0.40 per share or $0.10 per quarter). The policy would not pay a dividend out below the $1,200 per ounce level.

This dividend policy is intended as a non-binding guideline which will be periodically reviewed and assessed by the Board of Directors. The declaration and payment of future dividends remains at the discretion of the Board of Directors and will depend on the Company’s financial results, cash requirements, future prospects and other factors deemed relevant by the Board of Directors.

CAPITALIZATION

The following table summarizes our cash, cash equivalents, marketable securities and other short term investments and our capitalization as of March 31, 2015 on:

•	an actual basis; and

•	as adjusted to give effect to the sale of the shares of common stock offered hereby and the application of the net proceeds thereof as described under “Use of Proceeds”.

You should read the following table in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and related notes included in our most recent Quarterly Report on Form 10-Q and incorporated by reference in this document and with the section entitled “Description of Common Stock” in this prospectus supplement and “Description of Capital Stock” in the accompanying prospectus.

	As of March 31, 2015
	Actual	As Adjusted(1)
	(unaudited, $ in millions)
Cash and cash equivalents	$2,598	$3,274

Long-Term Debt, Including Current Portion:
Newmont Mining Corporation:(2)
Senior revolving credit facility due 2020(3)	$—	$—
2017 Convertible Senior Notes, net of discount	519	519
2019 Term Loan	275	275
2019 Senior Notes, net of discount	898	898
2022 Senior Notes, net of discount	1,492	1,492
2035 Senior Notes, net of discount	598	598
2039 Senior Notes, net of discount	1,088	1,088
2042 Senior Notes, net of discount	992	992
Other	1	1

Total	5,863	5,863
Subsidiary company facilities:
Ahafo Project Finance Facility	25	25
PTNNT Revolving Credit Facility	550	550
Other capital leases	14	14

Total long-term debt	$6,452	$6,452

Equity:
Common stock, $1.60 par value 750,000,000 shares authorized, 500,192,373 shares issued and outstanding (less 345,601 treasury shares) historical; 750,000,000 shares authorized and 529,192,373 issued and outstanding (less 345,601 treasury shares), as adjusted	$800	$846
Additional paid in capital	8,741	9,371
Accumulated other comprehensive income	(492)	(492)
Retained earnings	1,413	1,413

Newmont stockholders’ equity	10,462	11,138
Noncontrolling interests	2,901	2,901

Total equity	$13,363	$14,039

Total capitalization	$19,815	$20,491

(1)	The net proceeds of this offering are included in “Cash, cash equivalents” in the table above
(2)	All outstanding indebtedness of Newmont Mining Corporation, including indebtedness under the senior revolving credit facility, is unsecured and guaranteed by Newmont USA Limited.
(3)	On March 3, 2015 the Company’s $3.0 billion Corporate Revolving Credit Facility was amended to extend $2.725 billion of the facility to March 3, 2020. The remaining $0.275 billion matures on March 31, 2019. Fees and other debt issuance costs related to the extension of the facility were capitalized and will be amortized over the term of the facility. There are no borrowings outstanding under the facility at June 10, 2015.

PENDING CC&V ACQUISITION

On June 8, 2015, we announced the signing of the Agreement to acquire 100% of the interest in CC&V from AngloGold. Pursuant to the Agreement, Newmont will purchase the producing operation for $820 million in cash at closing (subject to customary adjustments), plus a 2.5 percent NSR royalty for gold production from potential future underground ore. Newmont will retain rights to acquire the NSR royalty from AngloGold, both in the event of a proposed sale by them, as well as under certain terms as initiated by Newmont.

Acquiring CC&V will support our strategy to lead the gold sector in value creation by:

•	Adding an expected average of 350,000 to 400,000 ounces of gold per year in 2016 and 2017. Costs applicable to sales are expected to be between $725 to $775 per ounce and all-in sustaining costs are expected to be between $825 to $875 per ounce in 2016 and 2017;

•	Making a strong contribution to our earnings per share and cash flow;

•	Presenting meaningful upside opportunities through our proven approach to optimizing growth plans, including by optimizing processes and flotation technology that may improve mill recoveries by up to 2%, improving ore fragmentation and reducing mine re-handling that may reduce mining costs by up to 10% and promoting synergies, safety, mine plan optimization and the use of improved technologies;

•	Strengthening the reserve base; and

•	Retaining CC&V’s experienced non-union workforce to ensure business continuity.

The transaction is expected to close in the third quarter of 2015. Closing of the transaction is subject to the receipt of antitrust clearance in the United States under the HSR Act and the rules promulgated thereunder and of approval from the South African Reserve Bank as required in accordance with the Exchange Control Regulations of the Republic of South Africa, as well as the satisfaction or waiver of other customary closing conditions. The CC&V Acquisition is anticipated to be funded with net proceeds generated from this offering and supplemented with cash from Newmont’s balance sheet. This offering is consistent with our commitment to maintain financial flexibility. Our strong operational performance supports the offering while allowing us to continue funding our growth projects and strengthening our balance sheet through our targeted early repayment of $750 million of debt in 2015.

Located near Colorado Springs in Teller County, Colorado, with current operations permitted through 2026, a robust environmental track record and a long history of community support, CC&V has been in operation since 1995. CC&V is a surface mine with heap leach operations that provides ore to a crusher and a leach facility.

An expansion project at CC&V, which will extend CC&V’s estimated mine life to at least 2026, includes the construction of a new leach pad, mill and recovery plant. The capital to complete the expansion is estimated to be approximately $585 million and approximately two-thirds of capital costs have been spent as of the first quarter of 2015. The mill was mechanically completed in the first quarter of 2015. Mill commissioning and ramp up of production will continue through the remainder of 2015. The new leach pad and the recovery plant are expected to be commissioned during the second half of 2016. CC&V also has potential for open pit and underground extensions.

Costs applicable to sales and all-in sustaining costs as used in this prospectus supplement are intended to provide visibility into the economics of the expected gold mining operations at CC&V related to expenditures, operating performance and the ability to generate cash flow from operations. Current GAAP measures used in the mining industry, such as cost of goods sold, do not capture all of the expenditures incurred to discover, develop, and sustain gold production. Therefore, we believe that costs applicable to sales and all-in sustaining costs are non-GAAP measures that provide additional information to management, investors, and analysts that aid in the understanding of the economics of our operations and performance and in the investor’s visibility by better defining the total costs associated with production. All-in sustaining costs is defined as the sum of cost applicable to sales (including all direct and indirect costs related to current gold production incurred to execute on the current mine plan), remediation costs (including operating accretion and amortization of asset retirement costs), general and administrative, exploration expense, advanced projects and research and development, treatment and refining costs, other expense, net of one-time adjustments and sustaining capital. Costs applicable to sales per ounce are calculated by dividing the costs applicable to sales by ounces sold (including all direct and indirect costs related to current gold production incurred to execute the current mine plan and by-product credits from certain metals obtained during the process of extracting and processing the primary ore-body) and exclude amortization and reclamation and remediation. The all-in sustaining costs estimate is preliminary and it will be updated following the CC&V Acquisition after the requisite purchase price allocation and valuation work is completed. The above preliminary estimate uses AngloGold’s current balance sheet value for ore on leach pad for purposes of the all-in sustaining costs estimate. Such amount is subject to adjustment following closing of the CC&V Acquisition, as are other components of the estimate in conjunction with implementation of Newmont’s accounting policy following closing of the CC&V Acquisition.

2016-2017	Costs Applicable to Sales (1)	Remediation Costs	Advanced Projects and Exploration	General and Administrative	Other Expense, Net	Treatment and Refining Costs	Sustaining Capital (2)	All-In Sustaining Costs
	$290 – 310	$8 – 10	$—	$—	$—	$—	$20 – 30	$320 – 340

(1)	Excludes Depreciation and amortization and Reclamation and remediation.
(2)	Excludes development capital expenditures, capitalized interest, and the increase in accrued capital of $65 –70.

DESCRIPTION OF COMMON STOCK

Please read the information discussed under the heading “Description of Capital Stock” beginning on page 6 of the accompanying prospectus. As of May 31, 2015, we had 750,000,000 shares of authorized common stock, par value $1.60 per share, of which 500,046,104 shares were outstanding.

Upon completion of this offering, 529,046,104 shares of our common stock will be outstanding, based on the approximate number of shares of common stock issued and outstanding as of May 31, 2015. See “Risk Factors—Risks Related to This Offering and Our Common Stock—There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.”

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following description sets forth the material United States federal income and estate tax consequences that may be relevant to Non-U.S. Holders, as defined below, with respect to the acquisition, ownership and disposition of our common stock. This description addresses only the United States federal income and estate tax considerations of holders that are initial purchasers of our common stock pursuant to this offering and that will hold our common stock as capital assets. This description does not address tax considerations applicable to holders that are U.S. persons or to Non-U.S. Holders, as defined below, that may be subject to special U.S. tax rules.

This description is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing, proposed and temporary United States Treasury Regulations and judicial and administrative interpretations thereof, in each case as in effect and available on the date hereof. All of the foregoing are subject to change, which change could apply retroactively and could affect the tax consequences described below.

For purposes of this description, a “Non-U.S. Holder” is a beneficial owner of our common stock that, for United States federal income tax purposes, is:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to United States federal income taxation on a net income basis on income or gain from common stock.

If a partnership (or any other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor as to its tax consequences.

You should consult your own tax advisor with respect to the United States federal, state, local and foreign tax consequences of acquiring, owning and disposing of our common stock.

Distributions

Generally, but subject to the discussion in the following paragraph and the discussions below under “—Status as United States Real Property Holding Corporation,” “—Backup Withholding Tax and Information Reporting Requirements” and “—FATCA Withholding,” if you are a Non-U.S. Holder, distributions of cash or property (other than certain pro rata distributions of our common stock) paid to you will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable United States income tax treaty. If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of the Non-U.S. Holder’s tax basis in its shares of our common stock, and thereafter will be treated as capital gain (and thus treated in the manner described in “—Sale or Exchange of Our Common Stock” below). In order to obtain the benefit of any applicable United States income tax treaty, you will have to provide certain forms (e.g., Internal Revenue Service (“IRS”) Form W-8BEN, IRS Form W-8BEN-E or an acceptable substitute form). Such forms generally would contain your name and address and a certification that you are eligible for the benefits of such treaty.

Except as may be otherwise provided in an applicable United States income tax treaty, if you are a Non-U.S. Holder and conduct a trade or business within the United States, you generally will be taxed at ordinary United States federal income tax rates (on a net income basis) on dividends that are effectively connected with the conduct of such trade or business and such dividends will not be subject to the withholding described above. If you are a foreign corporation, you may also be subject to a 30% “branch profits tax” unless you qualify for a lower rate under an applicable United States income tax treaty. To claim an exemption from withholding because the income is effectively connected with a United States trade or business, you must provide a properly executed IRS Form W-8ECI (or such successor form as the IRS designates) prior to the payment of dividends.

Sale or Exchange of Our Common Stock

Generally, but subject to the discussions below under “—Status as United States Real Property Holding Corporation,” “—Backup Withholding Tax and Information Reporting Requirements” and “—FATCA Withholding,” if you are a Non-U.S. Holder, you will not be subject to United States federal income or withholding tax on any gain realized on the sale or exchange of our common stock unless (1) such gain is effectively connected with your conduct of a trade or business in the United States and, where an income tax treaty applies, is attributable to a permanent establishment or (2) if you are an individual, you are present in the United States for 183 days or more in the taxable year of such sale or exchange and certain other conditions are met.

Status as United States Real Property Holding Corporation

We have not determined whether we are a “United States real property holding corporation” within the meaning of the Code (“USRPHC”), and no assurance can be given that we are not or will not become one in the future or that we have not been a USRPHC in the past. If we are considered a USRPHC at any time during the shorter of the period that you owned our common stock or the five-year period immediately preceding the disposition of or certain distributions on our common stock, even if you are not a United States person as defined in the Code and lack other connections with the United States, you may be subject to a tax on any gain realized on the disposition of or the amount of certain distributions on shares of our common stock if at the time of the disposition or distribution our common stock is not regularly traded on an established securities market. You also may be subject to a withholding tax on the proceeds from the disposition of or the amount of certain distributions on the shares of our common stock. Currently, our common stock is regularly traded on an established securities market and, therefore, the tax and the withholding tax described above would not apply to a disposition of or a distribution on shares, except as provided below. The tax described above would apply to the disposition by you of shares of or certain distributions by us on our common stock even though our common stock is regularly traded on an established securities market if you actually or constructively beneficially own more than 5% of the total fair market value of all outstanding shares of our common stock at any time during the shorter of the period that you owned our common stock or the five-year period immediately preceding the disposition or distribution. The withholding tax described above, however, would not apply to the disposition or distribution, except in certain circumstances.

Federal Estate Tax

Our common stock held by an individual at death, regardless of whether such individual is a citizen, resident or domiciliary of the United States, will be included in the individual’s gross estate for United States federal estate tax purposes, subject to an applicable estate tax or other treaty, and therefore may be subject to United States federal estate tax.

Backup Withholding Tax and Information Reporting Requirements

United States backup withholding tax and information reporting requirements generally apply to certain payments to certain non-corporate holders of stock. The backup withholding tax rate is 28%.

In general, if you are a Non-U.S. Holder, we and other payors are required to report payments of dividends on your shares of our common stock on IRS Form 1042-S. Under United States Treasury regulations, backup withholding and information reporting will otherwise not apply to distributions on our common stock to you, provided that we have received valid certifications meeting the requirements of the Code and neither we nor the payor has actual knowledge or reason to know that you are a United States person for purposes of such backup withholding tax requirements.

If provided by a beneficial owner, the certification must give the name and address of such owner, state that such owner is not a United States person, or, in the case of an individual, that such person is neither a citizen or resident of the United States, and must be signed by the owner under penalties of perjury. If provided by a financial institution, other than a financial institution that is a qualified intermediary, the certification must state that the financial institution has received from the beneficial owner the certificate set forth in the preceding sentence, set forth the information contained in such certificate (and include a copy of such certificate), and be signed by an authorized representative of the financial institution under penalties of perjury. Generally, the furnishing of the names of the beneficial owners of our common stock that are not United States persons and a copy of such beneficial owner’s certificate by a financial institution will not be required where the financial institution is a qualified intermediary.

In the case of such payments made to a foreign simple trust, a foreign grantor trust or a foreign partnership, other than payments to a foreign simple trust, a foreign grantor trust or a foreign partnership that qualifies as a “withholding foreign trust” or a “withholding foreign partnership” within the meaning of such United States Treasury Regulations and payments to a foreign simple trust, a foreign grantor trust or a foreign partnership that are effectively connected with the conduct of a trade or business in the United States, the beneficiaries of the foreign simple trust, the persons treated as the owners of the foreign grantor trust or the partners of the foreign partnership, as the case may be, will be required to provide the certification discussed above, and the trust or partnership, as the case may be, will need to provide an appropriate intermediary certification form, in order to establish an exemption from backup withholding tax and information reporting requirements. Moreover, a payor may rely on a certification provided by a payee that is not a United States person only if such payor does not have actual knowledge or a reason to know that any information or certification stated in such certificate is incorrect.

FATCA Withholding

Pursuant to Sections 1471 to 1474 of the Code and the Regulations promulgated thereunder (the provisions commonly known as FATCA), dividends paid on, and the gross proceeds of sale or other disposition of, our shares of common stock to a foreign financial institution may be subject to withholding at a rate of 30% unless (x)(1) such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or (2) such institution resides in a jurisdiction with which the United States has entered into an intergovernmental agreement to implement FATCA and (y) such foreign financial institution provides the withholding agent with a certification that it is eligible to receive payment free of FATCA withholding. FATCA also generally will impose a U.S. federal withholding tax of 30% on dividends on, and the gross proceeds of a sale or other disposition of, our shares of common stock to a non-financial foreign entity unless such entity provides the withholding agent with a certification (i) that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. tax authorities. A foreign financial institution or non-financial foreign entity can meet the certification requirements by providing a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY or IRS Form W-8ECI, as applicable. This withholding tax will not apply to the gross proceeds of a sale or other disposition of our shares of common stock before January 1, 2017. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes from the IRS. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our shares of common stock.

The above description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our common stock. You should consult your own tax advisor concerning the tax consequences of your particular situation.

CERTAIN BENEFIT PLAN INVESTOR CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase, holding and disposition of the notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), individual retirement accounts and other arrangements that are subject to the prohibited transactions rules under Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “similar laws”), and entities whose underlying assets are considered to include “plan assets” (within the meaning of ERISA and any similar laws) of such plans, accounts and arrangements (each, a “plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a plan subject to Title I of ERISA or a plan subject to the prohibited transactions rules under Section 4975 of the Code (an “ERISA plan”) and prohibit certain transactions involving the assets of an ERISA plan and its fiduciaries or other interested parties. Under ERISA, any person who exercises any discretionary authority or control over the administration of an ERISA plan or the management or disposition of the assets of an ERISA plan, or who renders investment advice for a fee or other compensation to an ERISA plan, is generally considered to be a fiduciary of the ERISA plan.

In considering an investment in the notes of the assets of any plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the plan and the applicable provisions of ERISA, the Code or any similar laws relating to a fiduciary’s duties to the plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable similar laws, as well as whether the investment will result in unrelated business taxable income. ERISA plan fiduciaries must make their own determinations regarding the investment, taking into consideration all of the specific facts and circumstances of the plan and an investment in the notes.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person, including a fiduciary, of an ERISA plan who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction may have to be rescinded.

The acquisition and/or holding of notes by an ERISA plan with respect to which we or the underwriters or any respective affiliates are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14, for specified transactions determined by independent qualified professional asset managers, PTCE 90-1, for specified transactions involving insurance company pooled separate accounts, PTCE 91-38, for specified transactions involving bank collective investment funds, PTCE 95-60, for specified transactions involving life insurance company general accounts and PTCE 96-23, for specified transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and holding of the notes by an ERISA plan with respect to which we or the underwriters, or certain affiliates, are a party in interest or a disqualified person, provided that neither the party in interest or disqualified person, nor certain of its affiliates, have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA plan involved in the transaction, and provided further that the ERISA plan pays no more and receives no less than “adequate consideration” in connection with the transaction.

Because of the foregoing, the notes may not be purchased or held by any person investing “plan assets” of any plan, unless the purchase, holding and disposition of the notes will not constitute a non-exempt prohibited transaction under ERISA and the Code or violate any applicable similar laws.

Representation and Warranty

Accordingly, by its acceptance of a note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes constitutes assets of any plan or (ii) the purchase, holding and disposition of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable similar laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties and taxes that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering investing in the notes on behalf of, or with the assets of, any plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any similar laws to such transactions and whether an exemption would be available.

Purchasers and transferees of the notes have exclusive responsibility for ensuring that their purchase, holding and disposition of the notes do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any similar laws. The sale of any notes to any plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such plans generally or any particular plan, or that such an investment is appropriate for such plans generally or any particular plan.

UNDERWRITING

Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are acting as underwriters in connection with this offering. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares set forth opposite the underwriter’s name at a price of $23.30 per share:

Underwriter	Number of Shares
Citigroup Global Markets Inc.	14,500,000
J.P. Morgan Securities LLC	14,500,000
Total	29,000,000

The underwriters are committed to purchase all the common shares offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults on its obligation to purchase the shares that it has agreed to purchase, the purchase commitments of the non-defaulting underwriter may also be increased or the offering may be terminated under certain circumstances.

The underwriters propose to offer the shares of our common stock offered hereby from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt of acceptance by them and subject to their right to reject any order in whole or in part. The underwriters may effect such transactions by selling the shares of our common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of our common stock for whom they may act as agents or to whom they may sell as principal.

We and our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which we and each of these persons, with limited exceptions, for a period of 60 days after the date of this prospectus supplement, may not, without the prior written consent of each of the underwriters, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for common stock (including, without limitation, common stock which may be deemed to be beneficially owned by such officers and directors in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise or, in the case of our directors and executive officers, (3) make any demand for or exercise any right with respect to the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

Notwithstanding the above, the underwriters have agreed in the underwriting agreement that the lock-up agreement will not apply to us with respect to (1) our sale of common stock in this offering, (2) the issuance of shares under the terms of our existing convertible notes, (3) the grant of securities convertible into or exercisable or exchangeable for shares of common stock or issuance of shares of our common stock to employees or directors by us in the ordinary course of business and (4) the issuance by us of shares of our common stock upon the exercise of securities convertible into or exercisable or exchangeable for shares of common stock granted under company stock plans. In addition, notwithstanding the lock-up agreements applicable to our directors and executive officers, the underwriters have agreed that such directors and executive officers may transfer (a) shares of common stock (or any securities convertible into or exercisable or exchangeable for shares of common stock) by gift or for estate planning purposes (provided that each donee or distributee agrees to be bound by the lock-up agreement), (b) shares of common stock (or any securities convertible into or exercisable or exchangeable for shares of common stock) to partners, members or stockholders of the relevant directors and executive officers (provided that each donee or distributee agrees to be bound by the lock-up agreement), (c) shares acquired in the open market after the date of this prospectus supplement, and (d) pursuant to a trading plan that complies with the requirements of Rule 10b5-1 under the Exchange Act, provided that in the case of clause (a), (b) or (c) above no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such transfer or distribution (other than a filing on a Form 4 or a Form 5, as applicable, in each case, made after the expiration of the 60-day period referred to above).

The shares are listed on the NYSE under the symbol “NEM.”

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses will be approximately $1.5 million.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters to selling group members that may make Internet distributions on the same basis as other allocations.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In particular, each of Citicorp USA, Inc., an affiliate of Citigroup Global Markets Inc., and JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, is a lender under our revolving credit facility. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area

This prospectus supplement has been prepared on the basis that all offers of shares in any member state of the European Economic Area which has implemented the Prospectus Directive (each, a relevant member state), will be made pursuant to an exemption from the requirement to produce a prospectus for offers of shares. Accordingly, any person making or intending to make any offer within a relevant member state of shares which are the subject of the offering contemplated in this prospectus supplement should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer. Neither we nor any underwriters have authorized, nor do we or they authorize: (i) the making of any offer of shares through any financial intermediary, other than offers made by the underwriters which constitute the final offering of shares contemplated in this prospectus supplement; or (ii) the making of any offer of shares in circumstances in which an obligation arises for us or any underwriter to produce a prospectus for such offer.

In relation to each relevant member state, with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of shares which are the subject of the offering contemplated by this prospectus supplement may not be made to the public in that relevant member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by us for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the relevant member state.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). In the United Kingdom, this prospectus supplement and any of its contents are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates (including any invitation, offer or agreement to subscribe, purchase or otherwise acquire the shares) is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Donald Doe, Newmont’s Group Executive, Reserves, is a Society for Mining, Metallurgy and Exploration Registered Member and the Competent Person responsible for the preparation of the scientific and technical information concerning our mineral properties in this prospectus supplement. The reserves disclosed and incorporated by reference in this prospectus supplement have been prepared in compliance with Industry Guide 7 published by the SEC. We have determined that such reserves would be substantively the same as those prepared using the Guidelines established by the Canadian Institute of Mining, Metallurgy and Petroleum. For a description of the key assumptions, parameters and methods used to estimate mineral reserves on our material properties, as well as a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, please see our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, each of which is incorporated by reference in this prospectus supplement and our Management’s Discussion and Analysis of Financial Condition and Results of Operations, as filed from time to time, with the SEC in the United States.

VALIDITY OF THE SECURITIES

The validity of the shares of common stock offered hereby will be passed upon for us by White & Case LLP, New York, New York, and for the underwriters by Sullivan & Cromwell LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from our website at http://www.newmont.com or from the SEC’s website at http://www.sec.gov. The information on our website is not incorporated by reference into and is not made a part of this prospectus supplement or accompanying prospectus. You may also read and copy any document we file at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

As required by the Securities Act, we have filed a registration statement on Form S-3 relating to the shares offered by this prospectus supplement and the accompanying prospectus with the SEC. This prospectus supplement and the accompanying prospectus are parts of that registration statement, which includes additional information. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of or incorporated by reference into the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website.

We “incorporate by reference” in this prospectus supplement certain information that we file with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and, where applicable, supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

Newmont SEC Filings (File No. 001-31240)	Period
Annual Report on Form 10-K (including the portions of our proxy statement for our 2015 annual meeting of stockholders incorporated by reference therein)	Year ended December 31, 2014

Quarterly Report on Form 10-Q	Quarter ended March 31, 2015

Current Reports on Form 8-K	Filed: March 6, 2015; April 10, 2015; April 23, 2015; May 26, 2015; and June 5, 2015

The description of our common stock contained in our registration statement on Form 8-A for our common stock filed under the Exchange Act on February 15, 2002, including any amendment or report filed for the purpose of updating that description.

We also incorporate by reference in this prospectus supplement any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until we sell all of the securities that may be offered by this prospectus supplement. However, we are not incorporating by reference any information furnished under Item 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K.

You may request a copy of these filings at no cost to you, by writing or telephoning us as follows:

Newmont Mining Corporation

6363 South Fiddler’s Green Circle

Greenwood Village, Colorado 80111

Attn: Office of the Secretary

(303) 863-7414

This prospectus supplement incorporates documents by reference which are not presented in or delivered with this prospectus supplement. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of those documents. You should rely only on the information contained in this prospectus supplement and in the documents that we have incorporated by reference into this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities described in this prospectus supplement in any state or jurisdiction where the offer is not permitted.

PROSPECTUS

NEWMONT MINING CORPORATION

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

GUARANTEES OF DEBT SECURITIES

WARRANTS

We or selling securityholders may from time to time offer to sell common stock, preferred stock, debt securities (which may be guaranteed by our wholly owned subsidiary, Newmont USA Limited) or warrants. Each time we or a selling securityholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered and that may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “NEM.” Any common stock sold pursuant to a prospectus supplement will be listed, subject to notice of issuance, on the New York Stock Exchange. If we decide to list or seek a quotation for any other securities we may offer and sell from time to time, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

Investing in our securities involves risks. You should carefully read and evaluate the risks described under “Risk Factors” on page 3 of this prospectus as well as the risk factors and other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer and sell these securities to or through one or more agents, underwriters and dealers, or directly to purchasers, on a continuous or delayed basis through a public offering or negotiated purchases. If any agents, underwriters or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will describe the plan of distribution for that offering and will provide the names of the agents, underwriters or dealers and any applicable fees, commissions or discounts.

The date of this prospectus is September 18, 2012.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any supplement to this prospectus in deciding whether or not to invest in the securities we offer hereby. We have not authorized any dealer or other person to provide you with different information or to make any representation other than those contained in or incorporated by reference in this prospectus and any accompanying prospectus supplement. If anyone provides you with different or inconsistent information or representations, you should not rely on them. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on their respective covers and that any information we have incorporated by reference is accurate as of the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process. We may sell any combination of the securities described in this prospectus from time to time.

The types of securities that we may offer and sell from time to time pursuant to this prospectus are:

•	common stock;

•	preferred stock;

•	debt securities;

•	guarantees; and

•	warrants.

The debt securities may be guaranteed by our wholly owned subsidiary, Newmont USA Limited.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:

•	the type and amount of securities that we propose to sell;

•	the initial public offering price of the securities;

•	the names of any underwriters or agents through or to which we will sell the securities;

•	any compensation of those underwriters or agents; and

•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

In addition, the prospectus supplement may also include additional risk factors or other special considerations applicable to those securities and add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information” in deciding whether or not to invest in the securities we may offer.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus (including information incorporated by reference herein) are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provided for under these sections. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s),” “estimate(s),” “should,” “intend(s)” and similar expressions are intended to identify forward-looking statements. Our forward-looking statements may include, without limitation:

•	estimates regarding future earnings and the sensitivity of earnings to gold and other metal prices;

•	estimates of future mineral production and sales;

•	estimates of future production costs, other expenses and taxes for specific operations and on a consolidated basis;

•	estimates of future cash flows and the sensitivity of cash flows to gold and other metal prices;

•	estimates of future capital expenditures, construction, production or closure activities and other cash needs, for specific operations and on a consolidated basis, and expectations as to the funding or timing thereof;

•	estimates as to the projected development of certain ore deposits, including the timing of such development, the costs of such development and other capital costs, financing plans for these deposits and expected production commencement dates;

•	estimates of reserves and statements regarding future exploration results and reserve replacement and the sensitivity of reserves to metal price changes;

•	statements regarding the availability of, and, terms and costs related to, future borrowing, debt repayment and financing;

•	estimates regarding future exploration expenditures, results and reserves;

•	statements regarding fluctuations in financial and currency markets;

•	estimates regarding potential cost savings, productivity, operating performance, and ownership and cost structures;

•	expectations regarding the completion and timing of acquisitions or divestitures and projected synergies and costs associated with acquisitions;

•	expectations regarding the start-up time, design, mine life, production costs applicable to sales and exploration potential of our projects;

•	statements regarding modifications to hedge and derivative positions;

•	statements regarding political, economic or governmental conditions and environments;

•	statements regarding future transactions;

•	statements regarding the impacts of changes in the legal and regulatory environment in the jurisdictions in which we operate;

•	estimates of future costs and other liabilities for certain environmental matters;

•	estimates of income taxes; and

•	estimates of pension and other post-retirement costs.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Such risks include, but are not limited to:

•	the price of gold, copper and other commodities;

•	the cost of operations;

•	currency fluctuations;

•	geological and metallurgical assumptions;

•	operating performance of equipment, processes and facilities;

•	labor relations;

•	timing of receipt of necessary governmental permits or approvals;

•	domestic and foreign laws or regulations, particularly relating to the environment and mining;

•	changes in tax laws;

•	domestic and international economic and political conditions;

•	our ability to obtain or maintain necessary financing; and

•	other risks and hazards associated with mining operations.

More detailed information regarding these factors is included in “Risk Factors” on page 3 of this prospectus and the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports and other documents on file with the SEC. Many of these factors are beyond our ability to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements.

All subsequent written and oral forward-looking statements attributable to Newmont or to persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We disclaim any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

THE COMPANY

Newmont Mining Corporation is primarily a gold producer with significant operations and/or assets in the United States, Australia, Peru, Indonesia, Ghana, New Zealand and Mexico. At December 31, 2011, we had proven and probable gold reserves attributable to Newmont of 98.8 million ounces and an aggregate land position of approximately 31,500 square miles (81,500 square kilometers). References to ounces attributable to Newmont mean that portion of gold produced, sold or included in proven and probable reserves that is attributable to Newmont’s ownership or economic interest. We also are engaged in the production of copper, principally through our Batu Hijau operation in Indonesia and our Boddington operation in Australia. Our original predecessor corporation was incorporated in 1921 under the laws of Delaware.

Newmont’s principal executive offices are located at 6363 South Fiddler’s Green Circle, Greenwood Village, Colorado 80111. Our telephone number is (303) 863-7414. In this prospectus, unless the context otherwise indicates, “Newmont,” the “Company,” “our,” “us” and “we” refer to Newmont Mining Corporation and its consolidated subsidiaries. We maintain a website at www.newmont.com. Information presented on or accessed through our website is not incorporated into, or made part of, this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the information contained in or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including, without limitation, the risk factors under the heading “Risk Factors” in our annual report on Form 10-K filed with the SEC on February 24, 2012, as amended, which is incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Exchange Act. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. See “Where You Can Find More Information.”

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated on a consolidated basis and should be read in conjunction with our consolidated financial statements including the accompanying rates thereto, incorporated by reference in this prospectus. As of the date of this prospectus, we have one share of preferred stock with special voting rights outstanding, which is not entitled to receive dividends and, accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.

	Six Months Ended June 30, 2012	Year Ended December 31,
		2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	9.7	6.7	13.7	12.6	7.5	—	(1)

(1)	Earnings for 2007 were inadequate to cover fixed charges by $389 million.

For these ratios, “earnings” are computed by adding income (loss) from continuing operations before income taxes, fixed charges, and amortization of capitalized interest, and excluding our share of income/losses in our equity method affiliates. “Fixed charges” consist of interest expense, including capitalized interest, amortized premiums, discounts and capitalized expenses related to indebtedness and estimated interest included in rental expense.

In March 2012, we issued $1,500,000,000 in aggregate principal amount of 3.500% Senior Notes due 2022 and $1,000,000,000 in aggregate principal amount of 4.875% Senior Notes due 2042. The aggregate net proceeds from the sale of these notes amounted to approximately $2,460 million after deducting the underwriting discount and offering expenses.

DIVIDEND POLICY

Our gold price-linked dividend policy was approved by our board of directors in March 2011 and amended in September 2011 and July 2012. Dividends declared between March 2011 and June 2012 were based upon the preceding quarter’s average realized gold price as described in the Company’s Exchange Act filings. The most recent July 2012 amendment revised the gold price-linked dividend policy from the Company’s average realized gold price to the average London P.M. Fix price for the preceding quarter. Under the current policy, unless otherwise determined by our board of directors, the dividend will be calculated based upon the average London P.M. Fix gold price during the preceding quarter (subject to certain adjustments) in the manner contemplated by the table below:

Prior Quarter Average London P.M. Fix Gold Price	Associated Quarterly Dividend Payout/share	Associated Annualized Equivalent Payout/share
$1,100 – $1,199	$0.10	$0.40
$1,200 – $1,299	$0.15	$0.60
$1,300 – $1,399	$0.20	$0.80
$1,400 – $1,499	$0.25	$1.00
$1,500 – $1,599	$0.30	$1.20
$1,600 – $1,699	$0.35	$1.40
$1,700 – $1,799	$0.425	$1.70
$1,800 – $1,899	$0.50	$2.00
$1,900 – $1,999	$0.575	$2.30
$2,000 – $2,099	$0.675	$2.70
$2,100 – $2,199	$0.775	$3.10
$2,200 – $2,299	$0.875	$3.50
$2,300 – $2,399	$0.975	$3.90
$2,400 – $2,499	$1.075	$4.30
$2,500 – $2,599	$1.175	$4.70

In 2011, we declared the following dividends per share of common stock outstanding:

•	a regular quarterly dividend of $0.15 per share, paid on March 30, 2011;

•	a regular quarterly dividend of $0.20 per share, paid on June 29, 2011;

•	a regular quarterly dividend of $0.30 per share, paid on September 29, 2011; and

•	a regular quarterly dividend of $0.35 per share, paid on December 30, 2011.

In 2010, we declared a dividend of $0.10 per share of common stock outstanding in the first and second quarters, and a dividend of $0.15 per share of common stock outstanding in the third and fourth quarters, for a total of $0.50 during 2010. We declared a dividend of $0.10 per share of common stock outstanding in each quarter of 2009 for a total of $0.40 during 2009.

Additionally, Newmont Mining Corporation of Canada Limited, a subsidiary of Newmont (“Newmont Canada”), declared regular quarterly dividends on its exchangeable shares totaling CDN$0.1489 per share payable on March 30, 2011, CDN$0.1914 per share payable on June 29, 2011, CDN$0.2842 per share payable on September 29, 2011 and CDN$0.3535 per share payable on December 30, 2011. Newmont Canada paid annual dividends of CDN$0.52 and CDN$0.46 during 2010 and 2009, respectively. The exchangeable shares issued by Newmont Canada are exchangeable at the option of the holders into Newmont common stock on a one-for-one basis. Holders of exchangeable shares are therefore entitled to receive dividends equivalent to those that we declare on our common stock. For more information on the exchangeable shares, see “Description of Capital

Stock—New Special Voting Stock.” We declared regular quarterly dividends totaling $0.70 per common share through the six months ended June 30, 2012 and $0.35 per common share through the six months ended June 30, 2011. Additionally, Newmont Canada declared regular quarterly dividends on its exchangeable shares totaling CDN$0.696 per share through June 30, 2012 and CDN$0.34 per share through June 30, 2011.

The declaration and payment of future dividends remains at the discretion of the Board and will depend on our financial results, cash requirements, future prospects and other factors deemed relevant by the Board.

DESCRIPTION OF CAPITAL STOCK

The rights of our stockholders are governed by Delaware law, our certificate of incorporation and our by-laws. The following is a summary of the material terms of our capital stock. For additional information regarding our capital stock, please refer to the applicable provisions of Delaware law, our certificate of incorporation and by-laws.

At July 18, 2012, we had 755,000,000 shares of authorized capital stock. Those shares consisted of:

•	750,000,000 shares of common stock, par value $1.60 per share, of which (1) 491,247,996 shares were outstanding and (2) 4,914,758 shares were issuable upon conversion of the exchangeable shares of Newmont Canada, have economic rights equivalent to those of our common stock and are exchangeable on a one-for-one basis with shares of our common stock; and

•	5,000,000 shares of preferred stock, par value $5.00 per share, of which one share of new special voting stock was outstanding.

The holder of the outstanding share of new special voting stock exercises the voting and other rights attached to the share as trustee for and on behalf of the registered holders of outstanding exchangeable shares.

Common Stock

The following is a summary of the terms of our common stock. For additional information regarding our common stock, please refer to our certificate of incorporation, our by-laws and the applicable provisions of Delaware law.

Dividend Rights

Holders of our common stock may receive dividends when, as and if declared by our board of directors out of funds of Newmont legally available for the payment of dividends. Subject to the terms of any outstanding preferred stock, holders of our common stock may not receive dividends until we have satisfied our obligations to any holders of our preferred stock.

As a Delaware corporation, we may pay dividends out of surplus capital or, if there is no surplus capital, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. Section 170 of the General Corporation Law of the State of Delaware also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Currently, we pay dividends on our common stock each quarter. The declaration and payment of future dividends remains at the discretion of the Board and will depend on our financial results, cash requirements, future prospects and other factors deemed relevant by the Board.

Voting and Other Rights

Holders of our common stock are entitled to one vote per share and, in general, a majority of votes cast with respect to a matter will be sufficient to authorize action upon routine matters.

The holder of our new special voting share, on behalf of the holders of the exchangeable shares of Newmont Canada, is entitled to vote, as a single class, together with the holders of shares of our common stock on all matters on which our stockholders are entitled to vote as to a number of votes equal to the number of outstanding exchangeable shares at the relevant time, subject to certain limits as described below under “New Special Voting Stock—Voting Rights.” The holders of record of a majority of the outstanding shares of our capital stock entitled to vote at the meeting of our stockholders must be present in person or represented by proxy at the meeting in order to constitute a quorum for all matters to come before the meeting. For purposes of determining the presence of a quorum, “shares of our capital stock” includes shares of our common stock, as well as the maximum number of shares of our common stock that the holder of the new special voting share is entitled to vote at the meeting on behalf of the holders of the outstanding exchangeable shares. For additional information regarding our new special voting share, please see the discussion in “New Special Voting Stock” below.

Special meetings of our stockholders may be called by our board of directors or by the chairman of the board or by our president, and will be called by the chairman of the board or by our president or secretary upon a written request stating the purposes of the proposed meeting and signed by a majority of our board of directors or stockholders owning at least 25% of our outstanding capital stock entitled to vote at the meeting.

Written notice of a meeting of our stockholders is given personally or by mail, not less than 10 days nor more than 60 days before the date on which the meeting is held, to each stockholder of record entitled to vote at the meeting. The notice must state the time, place and purposes of the meeting. In the event of a special meeting called upon the written request of our stockholders, the notice will describe any business set forth in the statement of purpose in the written stockholder request, as well as any additional business that our board of directors proposes to be conducted at the meeting. If mailed, the notice will be sent to our stockholders at their respective addresses appearing on our stock records or to such other addresses as they may designate in writing, and will be deemed given when mailed. A waiver of any notice, signed by a stockholder before or after the time for the meeting, will be deemed equivalent to that stockholder having received the notice.

Our board of directors is not classified. Directors are to be elected by a majority of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present, and our stockholders do not have the right to cumulate their votes in the election of directors.

Liquidation

In the event of any liquidation, dissolution or winding up of Newmont, holders of our common stock would be entitled to receive proportionately any assets legally available for distribution to our stockholders with respect to shares held by them, subject to any prior rights of the holders of any of our preferred stock then outstanding. Immediately prior to any liquidation, dissolution or winding up of Newmont, all holders of exchangeable shares would become holders of our common stock pursuant to the terms of the exchangeable shares and would therefore be entitled to share ratably in any distribution to other holders of common stock.

Redemption

Our common stock is not redeemable or convertible.

Other Provisions

All of the issued and outstanding shares of our common stock are validly issued, fully paid and nonassessable. Holders of our common stock have no preemptive rights with respect to any of our securities.

Listing

Our common stock trades on the New York Stock Exchange under the symbol “NEM.” Computershare Shareowner Services LLC is the registrar, transfer agent and dividend disbursing agent for our common stock.

Preferred Stock — General

Our preferred stock is issuable in series. Our board of directors has the power to fix various terms for each series of preferred stock, including the following:

•	voting powers,

•	designations,

•	preferences,

•	the relative participating and option or other rights,

•	qualifications, and

•	limitations and restrictions.

New Special Voting Stock

The following is a summary of our new special voting stock, which consists of a share of preferred stock with special voting rights. Computershare Trust Company of Canada, as trustee under a voting and exchange trust agreement, holds the outstanding share of new special voting stock. The holder of the new special voting share exercises the voting and other rights attached to the share as trustee for and on behalf of the registered holders of the exchangeable shares of our wholly owned subsidiary, Newmont Canada. The exchangeable shares have economic rights equivalent to those of our common stock and are exchangeable on a one-for-one basis with shares of our common stock. Upon the unanimous approval of our board of directors, Newmont Canada may from time to time issue additional exchangeable shares. The following is a summary description of the material provisions of the rights, privileges, restrictions and conditions attaching to the new special voting share and the related exchangeable shares as they affect us. For additional information regarding our new special voting stock, please refer to the certificate of designations setting forth the terms of the new special voting stock.

Ranking

With respect to distributions of assets upon liquidation, dissolution or winding up of Newmont, the new special voting share ranks (1) senior to our common stock, (2) on parity with our other preferred stock, and (3) junior to any other class or series of our capital stock.

Dividend Rights

The new special voting share is not entitled to receive dividends.

Holders of exchangeable shares are entitled to receive dividends from Newmont Canada (other than those in respect of which such dividend is waived) which are equivalent to any dividends declared by our board of directors on our common stock. These dividends will be paid out of money, assets or property of Newmont Canada properly applicable to the payment of dividends, or out of authorized but unissued shares of Newmont Canada, as applicable. Holders of exchangeable shares are not entitled to any dividends other than or in excess of the foregoing dividends. The record date for the determination of the holders of exchangeable shares entitled to receive payment of, and the payment date for, any dividend declared on the exchangeable shares will be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on shares of our common stock.

Voting Rights

Holders of exchangeable shares are not holders of our common stock and, therefore, do not have the direct right to vote on matters relating to us on which our stockholders are entitled to vote.

The holder of the new special voting share has the right to vote together with the holders of our common stock on all matters on which holders of our common stock are entitled to vote. The holder of the new special voting share is entitled to cast a number of votes equal to the lesser of (1) the number of exchangeable shares outstanding from time to time (except those exchangeable shares held by us or our affiliates), and (2) 10% of the total number of votes attached to the shares of our common stock then outstanding. The holder of the new special voting share will exercise the voting and other rights attached to the share only on the basis of instructions received from holders of exchangeable shares, as trustee for and on behalf of the registered holders of the exchangeable shares.

Certain Restrictions

So long as any of the exchangeable shares not owned by us or our affiliates are outstanding:

(1) without the approval of the holders of the exchangeable shares and Newmont Canada (unless in each case the economic equivalent is simultaneously issued, distributed or made, as the case may be, to the holders of exchangeable shares), we will not:

•	issue or distribute shares of our common stock, or securities exchangeable for or convertible into or carrying rights to acquire shares of our common stock, to the holders of all or substantially all of the then outstanding shares of our common stock by way of stock dividend or other distribution, other than an issue of shares of our common stock, or securities exchangeable for or convertible into or carrying rights to acquire shares of our common stock, to holders of shares of our common stock (a) who exercise an option to receive dividends in shares of our common stock or securities exchangeable for or convertible into or carrying rights to acquire shares of our common stock, in lieu of receiving cash dividends, or (b) pursuant to any dividend reinvestment plan or similar arrangement;

•	issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of our common stock entitling them to subscribe for or to purchase shares of our common stock, or securities exchangeable for or convertible into or carrying rights to acquire shares of our common stock;

•	issue or distribute to the holders of all or substantially all of our then outstanding shares of common stock (a) shares or securities (including evidences of indebtedness) of Newmont of any class (other than shares of our common stock or securities convertible into or exchangeable for or carrying rights to acquire shares of our common stock), or (b) rights, options, warrants or other assets other than those referred to above;

•	subdivide, redivide or change our then outstanding shares of common stock into a greater number of shares of our common stock;

•	reduce, combine, consolidate or change our then outstanding shares of common stock into a lesser number of shares of our common stock; or

•	reclassify or otherwise change shares of our common stock or effect an amalgamation, merger, reorganization or other transaction affecting shares of our common stock.

(2) in the event that a tender offer, share exchange offer, issuer bid, takeover bid or similar transaction with respect to shares of our common stock is proposed by us or is proposed to us or our stockholders and is recommended by our board, or is otherwise effected or to be effected with the consent or approval of our board, and the exchangeable shares are not redeemed by Newmont Canada or purchased by us (or our wholly owned subsidiary, Newmont Holdings ULC), we will expeditiously and in good faith take all actions and do all things as are reasonably necessary or desirable to enable and permit holders of exchangeable shares (other than us and our affiliates) to participate in the transaction to the same extent and on an economically equivalent basis as the holders of shares of our common stock, without discrimination. Without limiting the generality of the foregoing, we will take all actions and do all things as are reasonably necessary or desirable to ensure that holders of exchangeable shares may participate in each similar transaction without being required to retract exchangeable shares as against Newmont Canada or, if so required, to ensure that any retraction, shall be effective only upon, and shall be conditional upon, the closing of that transaction and only to the extent necessary to participate in the transaction.

Liquidation Rights

In the event of the liquidation, dissolution or winding-up of Newmont, (1) the holder of the new special voting share will be entitled to receive an amount equal to $0.001 and (2) all of the exchangeable shares will be exchanged automatically for shares of our common stock. We will purchase each exchangeable share on the fifth business day prior to the liquidation, dissolution or winding up for a purchase price per share to be satisfied by the delivery of one share of our common stock, together with all declared and unpaid dividends on the exchangeable shares, if any.

In the event of the liquidation, dissolution or winding-up of Newmont Canada, we (or Newmont Holdings ULC) have the right to purchase all, but not less than all, of the outstanding exchangeable shares from the holders thereof upon payment of a liquidation amount. The liquidation amount will be the amount per exchangeable share that a holder of exchangeable shares is entitled to receive pursuant to the provisions attached to the exchangeable shares on the liquidation, dissolution or winding-up of Newmont Canada, to be satisfied by the delivery of one share of our common stock, together with all declared and unpaid dividends on the exchangeable shares, if any.

Redemption and Retraction

The new special voting share is not redeemable or convertible, except, if no exchangeable shares, other than exchangeable shares held by us or our affiliates, or securities which could give rise to the issuance of any exchangeable shares to any person, are outstanding, the new special voting share will automatically be redeemed for $0.001.

Holders of exchangeable shares are entitled at any time, upon delivery of a certificate representing their exchangeable shares and a duly executed retraction request, to require Newmont Canada to redeem their exchangeable shares. The retraction price will be the amount per exchangeable share that a holder of exchangeable shares is entitled to receive pursuant to the provisions attached to the exchangeable shares on a retraction of an exchangeable share, to be satisfied by the delivery of one share of our common stock, together with all declared and unpaid dividends on the exchangeable shares, if any. Newmont Canada must deliver all retraction requests to us (or Newmont Holdings ULC), whereupon we (or Newmont Holdings ULC), instead of Newmont Canada, will have the right to purchase for the retraction price the exchangeable shares that are the subject of the request. If we do not exercise this right, Newmont Canada is required to effect the redemption.

On February 16, 2024, subject to acceleration in some circumstances, Newmont Canada is required to redeem all the outstanding exchangeable shares. The redemption price will be the amount per exchangeable share that a holder of exchangeable shares is entitled to receive pursuant to the provisions of the exchangeable shares on a redemption of exchangeable shares, to be satisfied by the delivery of one share of our common stock, together with all declared and unpaid dividends, if any. In this event, we (or Newmont Holdings ULC) will have the overriding right to acquire the outstanding exchangeable shares in exchange for the redemption price on the redemption date. If we exercise this right, Newmont Canada’s obligation to redeem the exchangeable shares will terminate.

Any restriction on the repurchase or redemption by us while we are in arrears in the payment of dividends or sinking fund installments will be described in the applicable prospectus supplement.

Listing

The exchangeable shares are listed on the Toronto Stock Exchange under the symbol “NMC.” Computershare Investor Services Inc. is the registrar, transfer agent and dividend disbursing agent for the exchangeable shares of Newmont Canada.

Anti-Takeover Provisions

Article Ninth of our certificate of incorporation may make it more difficult for various corporations, entities or persons to acquire control of us or to remove management.

Article Ninth of our certificate of incorporation requires us to get the approval of the holders of 80% of all classes of our capital stock who are entitled to vote in elections of directors, voting together as one class, to enter into the following types of transactions:

•	a merger or consolidation between us and another corporation that holds 10% or more of our outstanding shares;

•	the sale or lease of all or a substantial part of our assets to another corporation or entity that holds 10% or more of our outstanding shares; or

•	any sale or lease to us of assets worth more than $10 million in exchange for our securities by another corporation or entity that holds 10% or more of our outstanding shares.

However, Article Ninth does not apply to any transaction if:

•	our board of directors approves the transaction before the other corporation, person or entity becomes a holder of 10% or more of our outstanding shares; or

•	we or our subsidiaries own a majority of the outstanding voting shares of the other corporation.

Article Ninth can be altered or repealed only with the approval of the holders of 80% of all classes of our capital stock who are entitled to vote in elections of directors, voting together as one class.

DESCRIPTION OF DEBT SECURITIES

The debt securities are to be issued under an Indenture dated September 18, 2009 (the “Indenture”), entered into by and among the Company, Newmont USA Limited and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), a form of which is filed as an exhibit to the registration statement of which this prospectus is a part. The securities may be issued from time to time in one or more series. The particular terms of each series, or of securities forming a part of a series, which are offered by a prospectus supplement will be described in such prospectus supplement.

The following summaries of certain provisions of the Indenture do not purport to be complete and are subject, and are qualified in their entirety by reference, to all the provisions of the Indenture, including the definitions therein of certain terms, and, with respect to any particular securities, to the description of the terms thereof included in the prospectus supplement relating thereto. Wherever particular sections or defined terms of the Indenture are referred to herein or in a prospectus supplement, such sections or defined terms are incorporated by reference herein or therein, as the case may be.

For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to Newmont Mining Corporation and do not include any of the Company’s current or future subsidiaries.

General

The Indenture will provide that securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. The Company may specify a maximum aggregate principal amount for the securities of any series. The securities are to have such terms and provisions which are not inconsistent with the Indenture, including as to maturity, principal and interest, as the Company may determine. The debt securities will be unsecured obligations of the Company and, unless otherwise provided in the applicable prospectus supplement, will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

The applicable prospectus supplement will set forth the price or prices at which the securities to be offered will be issued and will describe the following terms of such securities:

(1) the title of such securities;

(2) any limit on the aggregate principal amount of such securities or the series of which they are a part;

(3) the date or dates on which the principal of any of such securities will be payable;

(4) the rate or rates at which any of such securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the regular record date for any such interest payable on any interest payment date;

(5) the place or places where the principal of and any premium and interest on any of such securities will be payable;

(6) the period or periods within which, the price or prices at which and the terms and conditions on which any of such securities may be redeemed, in whole or in part, at the option of the Company;

(7) the obligation, if any, of the Company to redeem or purchase any of such securities pursuant to any sinking fund or analogous provision or at the option of the holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation;

(8) the denominations in which any of such securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

(9) if the amount of principal of or any premium or interest on any of such securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

(10) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any of such securities will be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be outstanding at any time);

(11) if the principal of or any premium or interest on any of such securities is to be payable, at the election of the Company or the holder thereof, in one or more currencies or currency units other than those in which such securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined);

(12) if other than the entire principal amount thereof, the portion of the principal amount of any of such securities which will be payable upon declaration of acceleration of the maturity thereof;

(13) if the principal amount payable at the stated maturity of any of such securities will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

(14) if applicable, that such securities, in whole or any specified part, are defeasible pursuant to the provisions of the Indenture described under “Defeasance and Covenant Defeasance—Defeasance and Discharge” or “Defeasance and Covenant Defeasance—Covenant Defeasance,” or under both such captions;

(15) whether any of such securities will be issuable in whole or in part in the form of one or more global securities and, if so, the respective Depositaries for such global securities, the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to under “Form, Exchange and Transfer—Global Securities” and, if different from those described under such caption, any circumstances under which any such global security may be exchanged in whole or in part for securities registered, and any transfer of such global security in whole or in part may be registered, in the names of persons other than the depositary for such global security or its nominee;

(16) any addition to or change in the Events of Default applicable to any of such securities and any change in the right of the Trustee or the holders to declare the principal amount of any of such securities due and payable;

(17) any addition to or change in the covenants in the Indenture applicable to any of such securities;

(18) any other terms of such securities not inconsistent with the provisions of the Indenture; and

(19) if applicable, that such securities are to be guaranteed by Newmont USA Limited.

Securities, including original issue discount securities, may be sold at a substantial discount below their principal amount. Certain special United States federal income tax considerations (if any) applicable to securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, certain special United States federal income tax or other considerations (if any) applicable to any securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Further Issues

Newmont may, without the consent of the then existing holders of the debt securities of any series, “re-open” a series and issue additional debt securities of that series, which additional debt securities will have the same terms as the debt securities of the same series except for the issue price, issue date and under some circumstances, the first interest payment date. Newmont will not issue any additional debt securities of a series unless the additional debt securities will be fungible with the debt securities of the same series previously issued for U.S. Federal income tax purposes.

Form, Exchange and Transfer

The securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

At the option of the holder, subject to the terms of the Indenture and the limitations applicable to global securities, securities of each series will be exchangeable for other securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the Indenture and the limitations applicable to global securities, securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the security registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange of securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by the Company for any securities will be named in the applicable prospectus supplement. The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for the securities of each series.

If the securities of any series (or of any series and specified terms) are to be redeemed in part, the Company will not be required to:

(i) issue, register the transfer of or exchange any security of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such security that may be selected for redemption and ending at the close of business on the day of such mailing; or

(ii) register the transfer of or exchange any security so selected for redemption, in whole or in part, except the unredeemed portion of any such security being redeemed in part.

Global Securities

Some or all of the securities of any series may be represented, in whole or in part, by one or more global securities which will have an aggregate principal amount equal to that of the securities represented thereby. Each global security will be registered in the name of a depositary or a nominee thereof identified in the applicable prospectus supplement, will be deposited with such depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indenture.

Notwithstanding any provision of the Indenture or any security described herein, no global security may be exchanged in whole or in part for securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary for such global security or any nominee of such depositary unless (i) the depositary has notified the Company that it is unwilling or unable to continue as depositary for such global security or has ceased to be qualified to act as such as required by the Indenture, (ii) there shall have occurred and be continuing an Event of Default with respect to the securities represented by such global security or (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable prospectus supplement. All securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct.

As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or such nominee, as the case may be, will be considered the sole owner and holder of such global security and the securities represented thereby for all purposes under the securities and the Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have such global security or any securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated securities in exchange therefor and will not be considered to be the owners or holders of such global security or any securities represented thereby for any purpose under the securities or the Indenture. All payments of principal of and any premium and interest on a global security will be made to the depositary or its nominee, as the case may be, as the holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and others matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the depositary’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by the depositary to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance thereof may be required to be made in immediately available funds.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a security on any interest payment date will be made to the person in whose name such security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the securities of a particular series will be payable at the office of such paying agent or paying agents as the Company may designate for such purpose from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee will be designated as the Company’s sole paying agent for payments with respect to securities of each series. Any other paying agents initially designated by the Company for the securities of a particular series will be named in the applicable prospectus supplement. The Company may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the Company will be required to maintain a paying agent in each place of payment for the securities of a particular series.

All moneys paid by the Company to a paying agent for the payment of the principal of or any premium or interest on any security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the holder of such security thereafter may look only to the Company for payment thereof.

Subordination

The prospectus supplement, if any, relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by the Company of the principal of, premium, if any, on and interest on such subordinated debt securities.

Restrictive Covenants Required by the Indenture

The Indenture requires us to comply with certain restrictive covenants. Some of the provisions are described below. All series of debt securities issued under the Indenture will be entitled to the benefits of the covenants described below except for any series of debt securities that provides that they are not entitled to the benefits of the covenants described below.

Definition of Attributable Debt

“Attributable Debt” means, with respect to any lease, the present value of the total net rental payments during the remaining term of the lease. The present value will be determined by using the discount rate implicit in the terms of the lease as determined by two of our officers and will be compounded semiannually. The net amount of rent we may pay under any lease for any period is the amount of rent payable for the period but excluding payments for maintenance, repairs, insurance, taxes, assessments, water rates or similar charges. For any lease which we may terminate by paying a penalty, the net amount of rent will include the penalty, but no rent will be included after the first date that the lease may be terminated.

Definition of Consolidated Net Tangible Assets

“Consolidated Net Tangible Assets” means the aggregate amount of assets minus the following:

•	applicable reserves and other properly deductible items;

•	all current liabilities excluding (1) those that the borrower may extend or renew to a time more than 12 months after the time the amount of the liability is being computed, (2) current maturities of long-term indebtedness, and (3) capital lease obligations; and

•	all goodwill shown on our balance sheet.

Definition of Funded Debt

“Funded Debt” means all indebtedness for money borrowed having a maturity of more than 12 months from the determination date or having a maturity of less than 12 months but that the borrower may renew or extend beyond 12 months.

Definition of Principal Property

“Principal Property” means any mine, plant or other facility, the land upon which it stands and the fixtures that are a part of it, (1) which is used primarily for mining and processing and is located in the U.S., and (2) the net book value of which exceeds 5% of Consolidated Net Tangible Assets. Principal Property does not include (1) any mine, plant or facility which, in the opinion of our board of directors, is not of material importance to our total business, or (2) any portion of a particular mine, plant or facility which is not of material importance to the use or operation of the mine, plant or facility.

Definition of Restricted Subsidiary

“Restricted Subsidiary” means any Subsidiary (1) with substantially all of its property located, or carrying on substantially all of its business, within the U.S., and (2) which owns a Principal Property. “Restricted Subsidiary,” however, does not include any Subsidiary whose primary business consists of (1) financing operations in connection with leasing and conditional sales transactions on behalf of us and our Subsidiaries, (2) purchasing accounts receivable or making loans secured by accounts receivable or inventory, or (3) being a finance company.

Definition of Subsidiary

“Subsidiary” is defined as any corporation or entity in which we or one or more of our Subsidiaries directly or indirectly owns a majority of the voting interests.

Limitation on Liens

The Indenture will prohibit us and any of our Restricted Subsidiaries from incurring, issuing, assuming or guarantying any debt for money borrowed or any debt evidenced by notes, bonds, debentures or other similar documents (“Debt”) secured by any mortgage, security interest or other liens (collectively, “Mortgages”) on any Principal Property or shares of stock or indebtedness of any Restricted Subsidiary, without securing all outstanding series of debt securities under the Indenture (other than any series of debt securities that provide that the debt securities of the series are not entitled to the benefit of this covenant) equally and ratably with (or prior to) the secured Debt to be incurred, issued, assumed or guaranteed. This restriction, however, will not apply if the sum of the following does not exceed 10% of Consolidated Net Tangible Assets:

•	the aggregate principal amount of such secured Debt;

•	all secured Debt which would otherwise be prohibited; and

•	all of our and our Restricted Subsidiary’s Attributable Debt in respect of sale and leaseback transactions which would otherwise be prohibited by the covenant limiting sale and leaseback transactions described below.

The restriction described above also will not apply to debt for borrowed money secured by the following:

•	Mortgages on property, stock or Debt of any entity existing at the time it becomes a Restricted Subsidiary;

•	Mortgages to secure indebtedness of a Restricted Subsidiary to us or to another Restricted Subsidiary;

•	Mortgages for taxes, assessments or governmental charges or levies (1) that are not yet due and delinquent, or (2) the validity of which is being contested in good faith;

•	Mortgages of materialmen, mechanics, carriers, workmen, repairmen, landlords or other similar Mortgages, or deposits to obtain the release of these Mortgages;

•	Mortgages arising under attachment or restraint or similar legal process and the execution or enforcement of which is stayed and which are being contested in good faith;

•	Mortgages (1) to secure public or statutory obligations, (2) to secure payment of workmen’s compensation, (3) to secure performance in connection with tenders, leases of real property, bids or contracts or (4) to secure (or in lieu of) surety or appeal bonds, and Mortgages made in the ordinary course of business for similar purposes;

•	Mortgages in favor of the United States, any state in the United States, or any foreign governmental entity to secure payments pursuant to any contract or statute (including Debt of the pollution control or industrial revenue bond type) or to secure any debt incurred to finance the purchase price or the cost of construction of the property subject to the Mortgage;

•	Mortgages on property (including capitalized leases), stock or Debt of a corporation (1) existing at the time we or our Restricted Subsidiary acquired the entity, (2) that secure the payment of the purchase price, construction cost or improvement cost of the property, stock or Debt or (3) that secure any Debt incurred prior to, at the time of, or within one year after we or our Restricted Subsidiary acquired the property, shares or Debt, completed the construction on or commenced commercial operation of the property for the purpose of financing the purchase price or construction cost;

•	Mortgages existing at the date of the Indenture; and

•	any extension, renewal or replacement of any of the Mortgages enumerated above that does not increase the Debt and that is limited to all or a part of the same property, stock or Debt that secured the original mortgage.

The restrictions discussed above also will not apply to (1) any gold-based loan or forward sale arrangement, and (2) Mortgages on property that we or any Restricted Subsidiary own or lease to secure our or a Restricted Subsidiary’s proportionate share of any payments required to be made to any Person incurring the expense of developing, exploring or conducting operations for the recovery, processing or sale of the mineral resources of the property.

Limitation on Sales and Leasebacks

The Indenture will prohibit us and any of our Restricted Subsidiaries from entering into any arrangement with any third party lender or investor under which we or any Restricted Subsidiary will lease for a period, including renewals, in excess of three years, any Principal Property if we or the Restricted Subsidiary sold or will sell or transfer the Principal Property more than 270 days after the acquisition of the Principal Property or after completion of construction and commencement of full operation of the Principal Property, to the lender or investor or to any person to whom funds have been or will be advanced by the lender or investor on the security of the Principal Property (herein referred to as a “sale and lease-back transaction”), unless:

•	we or any Restricted Subsidiary could create Debt secured by a mortgage on the Principal Property to be leased back in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction without equally and ratably securing the debt securities of all series pursuant to the provisions of the covenant on limitation on liens described above; or

•	we apply within 180 days after the sale or transfer an amount equal to the greater of (1) the net proceeds of the sale of the Principal Property sold and leased back pursuant to the arrangement, or (2) the fair market value of the Principal Property so sold and leased back at the time of entering into the arrangement to:

(a)	the purchase of different property, facilities or equipment which has a value at least equal to the net proceeds of the sale, or

(b)	the retirement of our Funded Debt or that of a Restricted Subsidiary (other than as a result of payment at maturity or pursuant to any mandatory sinking fund or prepayment provision).

The amount to be applied to the retirement of Funded Debt, however, will be reduced by:

•	the principal amount of any debt securities of any series delivered within 180 days after such sale to the trustee for retirement and cancellation;

•	if the debt securities of any series are original issue discount debt securities or provide that an amount other than the face value is payable upon maturity or a declaration of acceleration, the amount that is due and payable with respect to such series pursuant to the Indenture delivered within 180 days after such sale to the trustee for retirement and cancellation; and

•	the principal amount of Funded Debt, other than the debt securities, voluntarily retired within 180 days after such sale.

Consolidation, Merger and Sale of Assets

The Company may not consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any person (a “successor person”), and may not permit any person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, the Company, unless:

(i) the successor person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes the Company’s obligations on the securities and under the Indenture;

(ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(iii) certain other conditions are met.

Events of Default

Unless otherwise provided in the applicable prospectus supplement, each of the following will constitute an Event of Default under the Indenture with respect to securities of any series:

(a) failure to pay principal of or any premium on any security of that series when due, whether or not such payment is prohibited by the subordination provisions of the Indenture;

(b) failure to pay any interest on any securities of that series when due, continued for 30 days, whether or not such payment is prohibited by the subordination provisions of the Indenture;

(c) failure to deposit any sinking fund payment, when due, in respect of any security of that series, whether or not such deposit is prohibited by the subordination provisions of the Indenture;

(d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series other than that series), continued for 90 days after written notice has been given by the Trustee, or the holders of at least 25% in principal amount of the outstanding securities of that series, as provided in the Indenture;

(e) acceleration of any indebtedness (other than indebtedness under the securities) of any one or both of the Company and Newmont USA Limited in an aggregate principal amount exceeding $75,000,000, if such indebtedness has not been discharged, or such acceleration has not been rescinded or annulled;

(f) certain events in bankruptcy, insolvency or reorganization; and

(g) except as permitted by the Indenture, (i) the Subsidiary Guarantee of Newmont USA Limited shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or (ii) the Newmont USA Limited shall deny or disaffirm its obligation under the Subsidiary Guarantee.

If an Event of Default (other than an Event of Default described in clause (f) above) with respect to the securities of any series at the time outstanding shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series by notice as provided in the

Indenture may declare the principal amount of the securities of that series (or, in the case of any security that is an original issue discount security or the principal amount of which is not then determinable, such portion of the principal amount of such security, or such other amount in lieu of such principal amount, as may be specified in the terms of such security) to be due and payable immediately.

If an Event of Default described in clause (f) above with respect to the securities of any series at the time outstanding shall occur, the principal amount of all the securities of that series (or, in the case of any such original issue discount security or other security, such specified amount) will automatically, and without any action by the Trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see “Modification and Waiver.”

Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee indemnity satisfactory to the Trustee. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the securities of that series.

No holder of a security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(i) such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the securities of that series;

(ii) the holders of at least 25% in aggregate principal amount of the outstanding securities of that series have made written request, and such holder or holders have offered indemnity satisfactory, to the Trustee to institute such proceeding as trustee; and

(iii) the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a security for the enforcement of payment of the principal of or any premium or interest on such security on or after the applicable due date specified in such security.

The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults.

Modification and Waiver

Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding security affected thereby:

(i) change the stated maturity of the principal of, or any installment of principal of or interest on, any security, or

(ii) reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or

(iii) reduce the amount of the principal of an original issue discount security or any other security which would be due and payable upon a declaration of acceleration of the maturity thereof, or

(iv) change any place of payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or

(v) impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), or

(vi) reduce the percentage in principal amount of the outstanding securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture, or

(vii) modify any such provisions with respect to modification and waiver, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding security affected thereby.

The holders of not less than a majority in principal amount of the outstanding securities of any series may waive compliance by the Company with certain restrictive provisions of the Indenture. The holders of a majority in principal amount of the outstanding securities of any series may waive any past default under the Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the holder of each outstanding security of such series affected.

The Indenture will provide that in determining whether the holders of the requisite principal amount of the outstanding securities have given or taken any direction, notice, consent, waiver or other action under the Indenture as of any date:

(i) the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the maturity thereof to such date;

(ii) if, as of such date, the principal amount payable at the stated maturity of a security is not determinable (for example, because it is based on an index), the principal amount of such security deemed to be outstanding as of such date will be an amount determined in the manner prescribed for such security; and

(iii) the principal amount of a security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such security, of the principal amount of such security (or, in the case of a security described in clause (i) or (ii) above, of the amount described in such clause).

Certain securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to Section 1302 of the Trust Indenture Act of 1939, will not be deemed to be outstanding.

Except in certain limited circumstances, the Company will be entitled to set any day as a record date for the purpose of determining the holders of outstanding securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. If a record date is set for any action to be taken by holders of a particular series, such action may be taken only by persons who are holders of outstanding securities of that series on the record date. To be effective, such action must be taken by holders of the requisite principal amount of such securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by the Company, and may be shortened or lengthened from time to time.

Defeasance and Covenant Defeasance

If and to the extent indicated in the applicable prospectus supplement, the Company may elect, at its option at any time, to have the provisions of Section 1302, relating to defeasance and discharge of indebtedness, or Section 1303, relating to defeasance of certain restrictive covenants in the Indenture, of the Trust Indenture Act of 1939 applied to the securities of any series, or to any specified part of a series.

Defeasance and Discharge

The Indenture will provide that, upon the Company’s exercise of its option (if any) to have Section 1302 of the Trust Indenture Act of 1939 applied to any securities, the Company will be discharged from all its obligations with respect to such securities (except for certain obligations to exchange or register the transfer of securities, to replace stolen, lost or mutilated securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such securities of money or U.S. Government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such securities on their respective stated maturities in accordance with the terms of the Indenture and such securities. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an opinion of counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

Defeasance of Certain Covenants

The Indenture will provide that, upon the Company’s exercise of its option (if any) to have Section 1303 of the Trust Indenture Act of 1939 applied to any securities, the Company may omit to comply with certain restrictive covenants, including any that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (e) under “Events of Default” and any that may be described in the applicable prospectus supplement, will be deemed not to be or result in an Event of Default with respect to such securities. The Company, in order to exercise such option, will be required to deposit, in trust for the benefit of the holders of such securities, money or U.S. Government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such securities on the respective stated maturities in accordance with the terms of the Indenture and such securities. The Company will also be required, among other things, to deliver to the Trustee an opinion of counsel to the effect that holders of such securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Company exercised this option with respect to any securities and such securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government obligations so deposited in trust would be sufficient to pay amounts due on such securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such securities upon any acceleration resulting from such Event of Default. In such case, the Company would remain liable for such payments.

Notices

Notices to holders of securities will be given by mail to the addresses of such holders as they may appear in the security register.

Title

The Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name a security is registered as the absolute owner thereof (whether or not such security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The Indenture and the securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The Trustee also serves as trustee under other indentures between it, the Company and Newmont USA Limited with respect to other series of debt securities. Upon the occurrence of an Event of Default or an event which, after notice or lapse of time or both, would become an Event of Default, or upon the occurrence of a default under one or more of such other indentures, the Trustee may be deemed to have a conflicting interest with respect to the securities or one or more of such other indentures for purposes of the Trust Indenture Act of 1939 and, accordingly, may be required to resign as Trustee under the Indenture. In that event, the Company would be required to appoint a successor Trustee.

The Trustee is entitled, subject to its duty when a default has occurred and is continuing to act with the required standard of care, to be indemnified by the holders of the debt securities before proceeding to exercise any right or power under the Indenture at the request of those holders.

The Indenture provides that the holders of not less than 25% in principal amount of the debt securities of a series may direct, with regard to that series, the Trustee to institute proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities, although the Trustee may decline to act if the Trustee received from the holders of a majority in principal amount of Debt Securities of this series a direction inconsistent with such direction.

The Bank of New York Mellon Corporation, an affiliate of the Trustee, also performs services for us in the ordinary course of business.

Subsidiary Guarantees of Newmont USA Limited

Unless otherwise specified in the applicable prospectus supplement, Newmont USA Limited will guarantee our payment obligations under the securities. Newmont USA Limited’s subsidiary guarantees will be general unsecured obligations of Newmont USA Limited that will rank senior in right of payment to any of its future indebtedness that is expressly subordinated in right of payment to the subsidiary guarantees, and equally in right of payment with all existing and future unsecured indebtedness and liabilities of Newmont USA Limited that are not so subordinated. Financial information for Newmont USA Limited can be found in the Newmont SEC filings (File No. 001-31240) as listed in “Where You Can Find More Information.” As of June 30, 2012, Newmont USA Limited had approximately $6.1 billion of consolidated indebtedness (including guaranteed debt), which consisted of approximately $6.0 billion of guarantees of indebtedness of Newmont, and approximately $30 million of its own debt, which is secured. In the event of bankruptcy, liquidation, reorganization or other winding up of Newmont USA Limited, the assets of Newmont USA Limited that secure secured debt will be available to pay obligations under the subsidiary guarantees only after all indebtedness under such secured debt has been repaid in full from such assets. In addition to the holders of the securities, the holders of Newmont USA Limited’s other equally ranking unsecured indebtedness and liabilities will have claims against any assets remaining after the payment of all such secured debt. We advise you that there may not be sufficient assets remaining to pay amounts due under either of Newmont USA Limited’s subsidiary guarantees.

Under the terms of Newmont USA Limited’s guarantees, holders of the securities will not be required to exercise their remedies against us before they proceed directly against Newmont USA Limited.

Newmont USA Limited will be released and relieved from all its obligations under its subsidiary guarantees in the following circumstances, each of which is permitted by the Indenture:

•	upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of a majority of the total voting power of the capital stock or other interests of Newmont USA Limited (other than to us or any of our affiliates);

•	upon the sale or disposition of all or substantially all the assets of Newmont USA Limited (other than to us or any of our affiliates); or

•	upon such time as Newmont USA Limited ceases to guaranty any of our indebtedness other than (i) indebtedness not exceeding $75,000,000 in the aggregate (it being understood that indebtedness of Newmont that is guaranteed by Newmont USA Limited and that also provides that the guarantee of Newmont USA Limited under such indebtedness shall be released and relieved upon such time as Newmont USA Limited ceases to guaranty any of our indebtedness other than indebtedness not exceeding $75,000,000 or more in the aggregate shall not be considered in calculating the amount of indebtedness under this clause (i)) and (ii) indebtedness under the securities.

The subsidiary guarantee for each series of the securities will contain a provision intended to limit Newmont USA Limited’s liability to the maximum amount that it could incur without causing the incurrence of obligations under the subsidiary guarantee to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law.

DESCRIPTION OF WARRANTS

We will set forth in the applicable prospectus supplement a description of any warrants that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold by us or by a selling securityholder:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us or a selling securityholder to one or more purchasers, through a specific bidding or auction process or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation, any discounts or commissions received by them on resale of the securities and any profits on their resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The underwriters will be obligated to purchase all the securities offered if any of those securities are purchased. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, and any discounts or concessions allowed or re-allowed or paid to dealers, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the common stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

VALIDITY OF THE SECURITIES

The validity of the securities offered hereby will be passed upon for us by White & Case LLP, New York, New York, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

Our financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Ian Douglas, Newmont’s Group Executive, Reserves, is the Qualified Person responsible for the preparation of the scientific and technical information concerning our mineral properties in this prospectus. The reserves disclosed and incorporated by reference in this prospectus have been prepared in compliance with Industry Guide 7 published by the SEC. We have determined that such reserves would be substantively the same as those prepared using the Guidelines established by the Canadian Institute of Mining, Metallurgy and Petroleum. For a description of the key assumptions, parameters and methods used to estimate mineral reserves on our material properties, as well as a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, please see our Annual Report on Form 10-K for the year ended December 31, 2011, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, each of which is incorporated by reference in this prospectus and our Management’s Discussion and Analysis of Financial Condition and Results of Operations, as filed from time to time, with the SEC in the United States.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the United States Securities and Exchange Commission (the “SEC”). Our SEC filings are available to the public from our web site at http://www.newmont.com or from the SEC’s web site at http://www.sec.gov. The information on or accessed through our website is not incorporated by reference into and is not made a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

We “incorporate by reference” in this prospectus certain information that we file with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and, where applicable, supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below that have been previously filed with the SEC. These documents contain important information about us and our financial condition. The footnotes to the financial statements within certain of these documents contain financial information for Newmont USA Limited.

Newmont SEC Filings (File No. 001-31240)	Period
Annual Report on Form 10-K (including the portions of our proxy statement for our 2012 annual meeting of stockholders incorporated by reference therein)	Year ended December 31, 2011
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2012 and June 30, 2012
Current Reports on Form 8-K	Filed January 4, 2012, March 5, 2012, March 6, 2012, March 9, 2012, April 20, 2012, April 27, 2012, May 18, 2012, May 22, 2012, May 31, 2012, July 13 2012, July 25, 2012, July 26, 2012, and September 18, 2012

We also incorporate by reference in this prospectus any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities that may be offered by this prospectus. However, we are not incorporating by reference any information furnished under Item 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K. Nothing in this prospectus shall be deemed to incorporate by reference herein information of the type described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K contained in any of the documents or the future filings described above.

You may request a copy of these filings at no cost to you, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus, by writing or telephoning us as follows:

Newmont Mining Corporation

6363 South Fiddler’s Green Circle

Greenwood Village, Colorado 80111

Attn: Office of the Secretary

(303) 863-7414

corporatesecretary@newmont.com

This prospectus incorporates documents by reference which are not presented in or delivered with this prospectus. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of those documents. You should rely only on the information contained in this prospectus and in the documents that we have incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the securities described in this prospectus in any state or jurisdiction where the offer is not permitted.

29,000,000 Shares

NEWMONT MINING CORPORATION

Common Stock

PROSPECTUS SUPPLEMENT

Citigroup

J.P. Morgan

June 11, 2015